AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                         DIGITAL INSIGHT CORPORATION,

                                   VIFI LLC

                                     AND

                       VIRTUAL FINANCIAL SERVICES, INC.

                         Dated as of January 3, 2002


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                                    ARTICLE I

                                   THE MERGER

1.1   The Merger.............................................................2
1.2   Effective Time; Closing................................................2
1.3   Effect of the Merger...................................................2
1.4   Limited Liability Company Agreement....................................2
1.5   Manager and Officers...................................................2
1.6   Effect on Capital Stock................................................2
1.7   Surrender of Certificates..............................................4
1.8   No Further Ownership Rights in Company Stock...........................4
1.9   Taking of Necessary Action; Further Action.............................5

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

2.1   Corporate Organization.................................................5
2.2   Capitalization of Company..............................................5
2.3   Subsidiaries and Equity Investments....................................6
2.4   Corporate Authority, Etc...............................................6
2.5   No Violation...........................................................6
2.6   Consents and Approvals.................................................6
2.7   Financial Statements; Absence of Undisclosed Liabilities...............7
2.8   Absence of Certain Changes or Events; No Material Adverse Change.......7
2.9   Tax Matters............................................................7
2.10  Title to Property......................................................8
2.11  Compliance with Laws...................................................9
2.12  Litigation.............................................................9
2.13  Contracts..............................................................9
2.14  Employee Plans; ERISA.................................................10
2.15  Intellectual Property.................................................12
2.16  Restrictions on Business Activities...................................13
2.17  Brokers and Finders...................................................13
2.18  Environmental Matters.................................................13
2.19  Transactions with Affiliates..........................................14
2.20  Chapter 42 of the IBCL Not Applicable.................................14
2.21  Tax Matters...........................................................14

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

3.1   Organization and Qualification; Subsidiaries..........................14
3.2   Certificate of Incorporation and Bylaws...............................15


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3.3   Capitalization........................................................15
3.4   Authority Relative to this Agreement..................................15
3.5   No Conflict; Required Filings and Consents............................16
3.6   SEC Filings; Financial Statements.....................................16
3.7   No Undisclosed Liabilities............................................17
3.8   Absence of Certain Changes or Events..................................17
3.9   Promissory Notes......................................................17
3.10  Litigation............................................................17
3.11  Compliance with Laws..................................................17
3.12  Tax Matters...........................................................18
3.13  Brokers...............................................................18
3.14  Merger Sub Operations.................................................18

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1   Conduct of Business by Company........................................18
4.2   Conduct of Business by Parent.........................................20

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

5.1   Confidentiality; Access to Information................................20
5.2   No Solicitation.......................................................21
5.3   Public Disclosure.....................................................22
5.4   Commercially Reasonable Efforts; Notification.........................22
5.5   Third Party Consents..................................................23
5.6   Company Stock Options.................................................23
5.7   Form S-8..............................................................24
5.8   Employees.............................................................24
5.9   Indemnification.......................................................24
5.10  Lease Assumption......................................................24
5.11  Asset Transfer........................................................24
5.12  Closing Payment.......................................................24
5.13  Indiana Training 2000 Grant Fund Training Program.....................25
5.14  Credit Card Services Assets...........................................25

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

6.1   Conditions to Obligations of Each Party to Effect the Merger..........25
6.2   Additional Conditions to Obligations of Company.......................25
6.3   Additional Conditions to the Obligations of Parent and Merger Sub.....26


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                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

7.1   Termination...........................................................27
7.2   Notice of Termination; Effect of Termination..........................28
7.3   Fees and Expenses.....................................................28
7.4   Amendment.............................................................29
7.5   Extension; Waiver.....................................................29

                                  ARTICLE VIII

                               GENERAL PROVISIONS

8.1   Notices...............................................................29
8.2   Interpretation; Definitions...........................................30
8.3   Counterparts..........................................................30
8.4   Entire Agreement; Third Party Beneficiaries...........................31
8.5   Severability..........................................................31
8.6   Other Remedies; Specific Performance..................................31
8.7   Governing Law.........................................................31
8.8   Rules of Construction.................................................31
8.9   Assignment............................................................31


                                INDEX OF EXHIBITS

Exhibit A     Form of Stockholders Agreement...............................A-1
Exhibit B     Form of Escrow Agreement ....................................B-1
Exhibit C     Form of Certificate of Merger................................C-1
Exhibit D     Form of Non-Compete Agreement................................D-1
Exhibit E     Form of Promissory Note......................................E-1
Exhibit F     Terms of Option for Non-Exclusive License....................F-1
Exhibit G     Form of Master Interface Support and Marketing Agreement.....G-1
Exhibit H     Credit Card Services Assets..................................H-1

                          AGREEMENT AND PLAN OF MERGER


      This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of January 3, 2002, among Digital Insight Corporation, a Delaware corporation ("Parent"), ViFi LLC, a Delaware limited liability company of which Parent is the sole member ("Merger Sub"), and Virtual Financial Services, Inc., an Indiana corporation ("Company").

                                    RECITALS

      A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware Limited Liability Company Act ("DLLCA") and the Delaware General Corporation Law (the "DGCL"), Parent and Company intend to enter into a business combination transaction.

      B. The Board of Directors of Company has (i) determined that the Merger (as defined in Section 1.1) is consistent with, and in furtherance of, the long-term business strategy of Company and is fair to, and in the best interests of, Company and its shareholders, (ii) approved this Agreement, the Merger (as defined below) and the other transactions contemplated by this Agreement, and (ii) recommended that the shareholders of the Company approve this Agreement and the Merger.

      C. The shareholders of Company have approved this Agreement and the Merger.

      D. The Board of Directors of Parent has (i) determined that the Merger is consistent with, and in furtherance of, the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders, and (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

      E. Concurrent with the execution and delivery of this Agreement, the shareholders of Company are executing and delivering the Stockholders Agreement in the form attached hereto as Exhibit A (the "Stockholders Agreement") and any person becoming a shareholder of Company prior to the Effective Time (as defined herein) shall execute the Stockholders Agreement.

      F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

     1.1 THE MERGER. Prior to the Effective Time (as defined in Section 1.2), Company shall cause itself to be (the "Reincorporation") reincorporated under the DGCL (the resulting entity being referred to as the "Delaware Company"). In the Reincorporation, each outstanding share of the Company's common shares, no par value (the "Indiana Company Stock") shall be converted into one share of the Delaware Company's common stock, $0.001 par value (the "Company Stock"), and each outstanding option to purchase Indiana Company Stock will be converted into an option to purchase the same number of shares of Company Stock at the same exercise price and on the same terms and conditions. At the Effective Time and subject to and upon the terms and conditions of this Agreement, the applicable provisions of the DLLCA and the DGCL, Delaware Company shall be merged with and into Merger Sub (the "Merger"), the separate corporate existence of Delaware Company shall cease and Merger Sub shall continue as the surviving entity. Merger Sub as the surviving entity after the Merger is hereinafter sometimes referred to as the "Surviving Entity." Unless otherwise specifically provided herein, all references to "Company" shall include Delaware Company.

     1.2 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in the form attached hereto as Exhibit C with the Secretary of State of the State of Delaware in accordance with the relevant provisions of DLLCA and the DGCL (the "Merger Documents") (the time of such filing being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "Closing") shall take place at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

     1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DLLCA and the DGCL. Without limiting the generality of the foregoing, the Surviving Entity shall possess all the rights, privileges, powers and franchises, and shall be subject to all the debts, restrictions, disabilities and duties, of Company and Merger Sub, all without further act or deed.

     1.4 LIMITED LIABILITY COMPANY AGREEMENT. At the Effective Time, the Limited Liability Company Agreement of Merger Sub shall be the Limited Liability Company Agreement of the Surviving Entity.

     1.5 MANAGER AND OFFICERS. The manager of the Surviving Entity shall be the manager of Merger Sub immediately prior to the Effective Time. The initial officers of the Surviving Entity shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

     1.6 EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities, the following shall occur:

     (a) CONVERSION OF COMPANY STOCK. All of the shares of the Company Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted (subject to Sections 1.6(c) and 1.6(f)) and upon surrender of the certificate representing shares of Company Stock in the manner provided in Section 1.7, into the right to receive in the aggregate (i) cash equal to $3,750,000 (the "Cash Portion"),
(ii) an aggregate principal amount of Promissory Notes in the form and having the terms set forth in Exhibit E hereto (the "Promissory Notes") equal to $3,750,000, and (iii) a number of shares of the Common Stock, $0.001 par value per share, of Parent (the "Parent Common Stock") determined by subtracting from 2,018,775 the Option Shares (as defined below) (collectively, the "Merger Consideration"). The term "Option Shares" means the result of (x) 2,013,889 multiplied by (y) the Option Factor (as defined below). The term "Option Factor" means the percentage (calculated to five decimal points) determined by dividing (I) the total number of shares of Company Stock immediately prior to the Effective Time issuable upon conversion of any convertible securities or the exercise of any options or warrants (the "Diluting Shares"), by (II) the sum of the total number of shares of Company Stock outstanding immediately prior to the Effective Time plus the Diluting Shares. Each share of Company Stock issued and outstanding prior to the Effective Time will be converted (subject to Sections 1.6(c) and 1.6(f)) into the right to receive the Cash Portion of the Merger Consideration, the aggregate principal amount of the Promissory Notes constituting a portion of the Merger Consideration and the number of shares of Parent Common Stock constituting a portion of the Merger Consideration, in each case divided by the number of Outstanding Shares (as defined below). The term "Outstanding Shares" means the total number of shares of Company Stock outstanding immediately prior to the Effective Time.

      The shares of Parent Common Stock referred to in this Section 1.6(a)(iii) shall be adjusted to reflect fully the effect of any stock split, stock dividend (including any dividend or distribution of stock convertible into Parent stock, whether common stock or preferred stock), reorganization, recapitalization or other similar change with respect to Parent stock after the date hereof and prior to the Effective Time.

     (b) ESCROW AGREEMENT. Parent shall establish and maintain an escrow (the "Escrow Account") comprised of 236,111 shares of Parent Common Stock (collectively, the "Escrow Shares"), and shall designate and appoint U.S.
Trust Company of California or such other third party escrow agent that is acceptable to Parent and the Stockholders' Agent (as defined in the Stockholders Agreement) in connection therewith (the "Escrow Agent") to serve in accordance with the Escrow Agreement attached as Exhibit B hereto (the "Escrow Agreement") to be entered into among Parent, the Escrow Agent and the Stockholders' Agent at Closing. Any disbursements of Escrow Shares to Parent or any other indemnified party shall be treated as a reduction of the aggregate purchase price under this Agreement.

     (c) CANCELLATION OF PARENT-OWNED STOCK. Each share of Company Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     (d) STOCK OPTIONS. At the Effective Time, all options to purchase Company Stock identified in Section 2.2 of the Company Schedule (as defined in
Article II hereof) shall be assumed by Parent in accordance with Section 5.6 hereof.

     (e) MEMBERSHIP INTEREST OF MERGER SUB. The Membership Interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding as the Membership Interest of the Surviving Entity.

     (f) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificate(s) (as defined in Section 1.7(b)) receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of Parent Common Stock for the ten trading days immediately preceding the last full trading day prior to the Effective Time, as reported on the Nasdaq National Market ("Nasdaq").

     1.7 SURRENDER OF CERTIFICATES. On the Closing Date, Parent shall provide each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of Company Stock whose shares were converted into the right to receive the Merger Consideration or cash in lieu of any fractional shares pursuant to Section 1.6(f), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Parent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of any fractional shares pursuant to Section 1.6(f). Upon surrender of the Certificates for cancellation to Parent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration and any payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the Merger Consideration and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f).

     1.8 NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK. Delivery of the Merger Consideration (together with any cash paid in respect thereof pursuant to Sections 1.6(f)) shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Company Stock, and there shall be no further registration of transfers on the records of the Surviving Entity of shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Entity with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the current officers and directors of Company and Merger Sub will take all such lawful and necessary action.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

            Except as otherwise disclosed in the Company disclosure schedule attached hereto (the "Company Schedule"), Company hereby represents and warrants to Parent and Merger Sub as follows as of the date hereof:

     2.1 CORPORATE ORGANIZATION. Company is a corporation duly organized and validly existing under the laws of its state of incorporation. Company has furnished to Parent a complete and correct copy of its Articles of Incorporation and By-Laws, as amended to the date hereof, and the proposed Certificate of Incorporation and By-Laws of Delaware Company (the "Company Charter Documents"). Company has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as now conducted. Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to do so would not have a Material Adverse Effect on Company. As used in this Agreement, the phrase "Material Adverse Effect on Company" means (i) as to matters which can reasonably be quantified in economic terms, any effect which has resulted in or would reasonably be expected to result in, with respect to Company, a diminution or decrease in the value of properties or assets, an increase in liabilities or obligations (whether accrued, contingent or otherwise), an adverse change in the business or financial condition, or any combination thereof involving, individually or in the aggregate, with respect to the applicable representation or warranty, more than $500,000, (ii) as to matters which cannot reasonably be quantified in economic terms, a material adverse effect on the condition (financial or otherwise), business, assets, liabilities or results of operations of Company, or (iii) a material adverse effect on the ability of Company to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall any of the following be deemed, in and of itself, to constitute a Material Adverse Effect on Company: (i) a change that results from conditions generally affecting the U.S. economy or the industry in which Company operates (including laws and regulations applicable to such industry), or (ii) a change that results from the taking of any action required by this Agreement.

     2.2 CAPITALIZATION OF COMPANY. The authorized capital stock of Company consists of 450,000,000 shares of Indiana Company Common Stock and 50,000,000 preferred shares, no par value (the "Indiana Company Preferred Stock"). As of the date hereof, 900,013.5 shares of Indiana Company Stock are issued and outstanding and no shares of Indiana Company Preferred Stock are issued and outstanding. All of the outstanding shares of Indiana Company Stock have been, and all of the shares of Company Stock to be outstanding as of the Closing Date will be, duly authorized and validly issued, fully paid and non-assessable and owned of record and beneficially as set forth in Section 2.2 of the Company Schedule. Except as set forth in Section 2.2 of the Company Schedule, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any Indiana Company Stock or any unissued or treasury shares of the capital stock of Company which have been issued, granted or entered into by Company. All outstanding shares of Indiana Company Stock have been, and all of the Company Stock Options (as defined in Section 5.8 hereof) will be, issued and granted in all material respects in compliance with applicable securities law and other requirements of law.

     2.3 SUBSIDIARIES AND EQUITY INVESTMENTS. Company has no subsidiaries nor does the Company own, directly or indirectly, any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

     2.4 CORPORATE AUTHORITY, ETC. Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Company's obligations hereunder have been duly authorized by the Board of Directors and shareholders of Company, and no other corporate proceedings on the part of Company are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, is a valid and legally binding obligation of Company, enforceable against Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general equitable principles (regardless of whether at law or in equity).

     2.5 NO VIOLATION. Subject to receipt of the consents, waivers, authorizations and approvals or the making of the declarations or filings referred to in Section 2.6 hereof, the execution, delivery and performance by Company of this Agreement will not (a) violate any provision of any statute, rule or regulation applicable to Company or any order, judgment or decree of any court, governmental or regulatory authority, or arbitrator to which Company is subject, (b) violate the Company Charter Documents, (c) violate, conflict with or constitute (or, with due notice or lapse of time or both, result in) a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, any provision of any material contract, lease, loan agreement, mortgage, security agreement, trust indenture, license or other agreement or instrument to which Company is a party or by which it is bound, or (d) result in the creation or imposition of any lien, charge or encumbrance upon or security interest in any of the properties or assets of Company, that in the case of clauses (a), (c) or (d) would have a Material Adverse Effect on Company or prevent the consummation of the Merger.

     2.6 CONSENTS AND APPROVALS. Except for the filing of the Merger Documents as required by the DLLCA and the DGCL, and except as set forth in Section 2.6 of the Company Schedule, no consent, waiver, authorization or approval of any court, administrative agency, commission, governmental or regulatory authority (a "Governmental Entity"), or of any other person or entity, and no declaration to or filing with any such Governmental Entity, is required in connection with the execution and delivery of this Agreement by Company or the performance by Company of its obligations hereunder, except for those as to which the failure to make, file, give or obtain would not have a Material Adverse Effect on Company or prevent the consummation of the Merger.

     2.7 FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES. Section 2.7 of the Company Schedule sets forth the audited balance sheets of Company at December 31, 2000 and 1999 and the related statements of operations, shareholders' equity and cash flows for the three years ended December 31, 2000 (including the related notes thereto) of Company, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (the "Audited Financial Statements"), and the unaudited balance sheet of the Company at September 30, 2001 and the related statements of operations, shareholders equity and cash flows for the nine-month periods ended September 30, 2001 and 2000 (the "Unaudited Financial Statements" and with the Audited Financial Statements, collectively the "Financial Statements"). The
Financial Statements are complete in all material respects (subject in the case of the Unaudited Financial Statements, to normal year-end adjustments and the lack of notes), and present the financial position and results of operations of Company as of December 31, 2000 and 1999 and September 30, 2001 and for the periods covered in accordance with GAAP, and comply as to form in all material respects with applicable accounting requirements. Except as reflected, reserved against or otherwise disclosed in the Financial
Statements and liabilities incurred since September 30, 2001 in the ordinary course of business, Company does not have any indebtedness or liability.

     2.8 ABSENCE OF CERTAIN CHANGES OR EVENTS; NO MATERIAL ADVERSE CHANGE. Except as set forth in Section 2.8 of the Company Schedule, since December 31, 2000, Company has not taken any action of a type referred to in
Section 4.1 of this Agreement that would have required the consent of Parent if such action were to have been taken during the period between the date hereof and the Closing Date, and there has been no Material Adverse Effect on Company.

     2.9  TAX MATTERS.

     (a) For purposes of this Agreement, "Tax" or "Taxes" shall include any and all federal, state, county, local, foreign and other taxes, assessments and other governmental charges, including, without limitation, income, gross receipts, capital stock, franchise, profits, employee and payroll related, withholding, foreign withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum or estimated taxes, including any interest, penalties or additions to tax in respect of the foregoing.

     (b) (i) AllTax declarations, reports and returns required to be filed with respect to Company have been duly and timely filed (taking into account any valid extensions of time); (ii) such Tax declarations, reports and returns are complete and correct in all material respects; (iii) all Taxes shown on such declarations, reports or returns and on assessments received with respect thereto have been paid in full; and (iv) there are no material unresolved claims for Taxes with respect to which Company is or may be liable, except as may have been adequately provided for in a reserve on the Financial Statements. All Tax declarations, reports and returns required to be filed with respect to Company after the Effective Time shall be the responsibility of Parent.

     (c) No deficiencies for any Taxes for which Company is or may be liable have been asserted or assessed or, to the knowledge of Company, proposed (and are currently pending).

     (d) No waivers of the time to assess any Taxes for whichCompany is or may be liable have been given or requested.

     (e) Company is not a party to any pending action or proceeding before any court or any other governmental or regulatory authority for the assessment or collection of any Taxes.

     (f) There are no liens with respect to Taxes (except for liens with respect to property taxes not yet due) upon any of the properties or assets of Company.

     (g) Company, as of the Effective Time, will have withheld with respect to its employees all federal and state income Taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to Company.

     (h) There is no contract, agreement, plan or arrangement to which Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Company that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

     (i) Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Company.

     (j) Company is not a party to nor has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

     (k) Except as set forth in Section 2.9(k) of the Company Schedule, Company has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code. No Company Stock has been distributed in a transaction satisfying the requirements of Section 355 of the Code.

     2.10 TITLE TO PROPERTY. Company does not own any real property. Except as set forth in Sections 2.9(k) and 2.10 of the Company Schedule, Company has good title to all of its material properties and assets, free and clear of all liens, charges and encumbrances except liens reflected in the Financial Statements, or which have arisen in the ordinary course of business since the date of the Financial Statements, liens for taxes not yet due and payable and such liens or other imperfections of title which would not, individually or in the aggregate, have a Material Adverse Effect on Company. All leases pursuant to which Company leases from others material real or personal property are in full force and effect, and Company is not in default under any of such leases nor is there any event which, with notice or lapse of time, or both, would constitute a default by Company under any of such leases except for any such default as would not have a Material Adverse Effect on Company.

     2.11 COMPLIANCE WITH LAWS. The business and operations of Company are in compliance with all laws, regulations, rules, judgments, orders and decrees applicable thereto, except where the failure so to comply would not have a Material Adverse Effect on Company.

     2.12 LITIGATION. Except as set forth in Section 2.12 of the Company Schedule, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Company, threatened before any court, governmental or regulatory authority or arbitrator, against Company which would reasonably be expected to interfere with the consummation of the Merger or to have a Material Adverse Effect on Company. Neither Company nor any of its assets or properties is subject to any order, judgment or decree of any court, governmental or regulatory authority or arbitrator which would have a Material Adverse Effect on Company.

     2.13 CONTRACTS. Except as set forth in Section 2.13 of the Company Schedule, Company is not a party to or bound by:

     (a) any employment or consulting agreement, contract or commitment with any officer, director or employee, other than those that are terminable by Company on no more than thirty (30) days' notice without liability or financial obligation to Company;

     (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

     (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software or hardware products in the ordinary course of business;

     (d) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise;

     (e) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money by Company or extension of credit to Company;

     (f) any settlement agreement entered into within three (3) years prior to the date of this Agreement;

     (g) any contracts or agreements that limit or restrict Company, or to Company's knowledge, any of its officers or key employees, from engaging in any business and any contracts or agreements that limit or restrict anyone other than Company's employees or consultants from competing with Company;

     (h) any contract, agreement or commitment requiring Company to register the resale of its capital stock or securities under federal or state securities laws;

     (i) any powers of attorney or comparable delegations of authority granted by Company;

     (j) any contract or commitment for capital expenditures having a remaining balance in excess of $50,000;

     (k) any lease with respect to any property, real or personal, whether as lessor or lessee;

     (l) any contract, agreement or commitment with any director, officer or shareholder of Company;

     (m) any contract, agreement or undertaking not terminable without penalty, cost or liability on notice not exceeding 30 days;

     (n) any contract, agreement or commitment that calls for the sale of any of the property or assets of, or calls for the acquisition of property or assets by, Company exceeding $50,000;

     (o) in addition to the foregoing, any other agreement, contract or commitment that involves a commitment or liability or has a value in excess of $50,000; or

     (p) any other material agreement, contract or commitment of any kind.

      Neither Company, nor to Company's knowledge, any other party to a Company Contract (as defined below), is in breach, violation or default under, and Company has not received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Company is a party or by which it is bound that are required to be disclosed in the Company Schedule (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

     2.14 EMPLOYEE PLANS; ERISA.

     (a) Except as set forth in Section 2.14 of the Company Schedule, Company is not a party to any employment agreement.

     (b) Company is not a party to any collective bargaining agreement.

     (c) Set forth in Section 2.14 of the Company Schedule is a list of (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and (ii) all profit sharing, stock bonus, pension, 401(k), ESOP, savings, medical, dental, disability, life or accident insurance, bonus, incentive, stock option, deferred compensation and other similar compensation or employee benefit plans, funds, programs or arrangements, which are maintained for the benefit of, or relate to any or all employees of Company (the plans referred to in clauses (i) and (ii) being collectively referred to as the "Plans"). A complete and correct copy, as of the date hereof, of each Plan has been furnished to Parent.

     (d) None of the Plans is a multiemployer plan within the meaning of
Section 4001 of ERISA.

     (e) Each of the Plans is in compliance in all material respects with the requirements of all applicable statutes, orders and governmental rules and regulations currently in effect, including, but not limited to, the Code and ERISA.

     (f) There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the Internal Revenue Service (the "IRS") or Department of Labor (the "DOL") with respect to any Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Any Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code still is within its remedial amendment period under applicable Treasury Regulations or IRS pronouncements to apply for a GUST determination letter and to make any amendment necessary to obtain a favorable determination. Company has no commitment to establish any new Plan or to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law or as set forth in Section 2.14(f) of the Company Schedule). Each Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms.

     (g) Neither Company nor any of its Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Company contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA or to any plan described in Section 413(c) of the Code. Neither Company nor any officer or director of Company is subject to any material liability or penalty under Sections 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Plan.

     (h) None of the Plans promises or provides medical or other welfare benefits to any former employee of Company except as required by COBRA or other applicable law or by the terms of a written agreement with such former employee, and Company has not represented, promised or contracted (whether in oral or written form) to provide welfare retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute.

     (i) Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union. No employee of Company is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of Company, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Company, threatened labor dispute involving Company and any group of its employees nor has Company experienced any labor interruptions over the past three (3) years. Company is in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

     (j) Except as set forth in Section 2.14(j) of the Company Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director or employee of Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Notwithstanding the foregoing, at the Closing, the employees of Company will cease participating in the Plans and will become 100% vested in their accounts in the re: Member Data Services 401(K) Plan.

     2.15 INTELLECTUAL PROPERTY.

     (a) Except as set forth in Section 2.15 of the Company Schedule, Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, domain names, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, algorithms, processes and computer software programs or applications ("Intellectual Property") that are used in the business of Company as currently conducted, other than such Intellectual Property the loss of use of which would not have a Material Adverse Effect on Company.

     (b) Section 2.15 of the Company Schedule lists (i) all material patents and patent applications, registered trademarks, trade names and service marks and registered copyrights and maskworks included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, and (ii) all material licenses and other agreements as to which Company is a party and pursuant to which any person is authorized to use any Intellectual Property of Company or Company is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any product of Company that is material to its business, except for commercially available software used by Company in the ordinary course of business.

     (c) To the knowledge of Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Company, or any Intellectual Property right of any third party to the extent licensed by or through Company, by any third party.

     (d) To the knowledge of Company, Company is not in breach of any license or other agreement relating to the Intellectual Property of Company or Third Party Intellectual Property Rights, except for such breaches which would not, individually or in the aggregate, have a Material Adverse Effect on Company.

     (e) Company (i) has not been a party to any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; or (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license agreement involving Intellectual Property against any third party. To the knowledge of Company, the design, development, distribution, marketing, licensing or sale of products or services of Company does not infringe on any patent, trademark, service mark or copyright of any third party.

     (f) Company has secured valid written assignments or work for hire agreements from all consultants and employees who contributed to the creation and development of Intellectual Property of the rights to such contributions that Company does not already own by operation of law, except such assignments or work for hire agreements of which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Company.

     (g) Company has taken reasonable steps to protect Company's rights in its confidential information and trade secrets that it wishes to protect.

     2.16 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing the conduct of business by Company as presently conducted.

     2.17 BROKERS AND FINDERS. Company has not engaged any broker, finder or investment banker in connection with this Agreement.

     2.18 ENVIRONMENTAL MATTERS. Company (i) has obtained all applicable permits, licenses, and other authorizations that are required under Environmental Laws (as defined below) the absence of which is reasonably likely to have a Material Adverse Effect on Company; and (ii) is in compliance in all material respects with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance in all material respects with all Environmental Laws. "Environmental Laws" means all Federal, state, local and foreign laws and regulations relating to pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials, hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws.

     2.19 TRANSACTIONS WITH AFFILIATES. Except as set forth in Section 2.19 of the Company Schedule, no director, officer or other Affiliate or "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of Company or, to Company's knowledge, any person with whom any such director, officer or other Affiliate or associate has any direct or indirect relation by blood, marriage or adoption, or, to Company's knowledge, any entity in which any such director, officer or other Affiliate or associate, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such persons) has any interest in (i) any contract, arrangement or understanding with Company, or relating to the business or operations of Company, (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of Company, or (iii) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used in, the business or operations of Company.

     2.20 CHAPTER 42 OF THE IBCL NOT APPLICABLE. Chapter 42 of the IBCL will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     2.21 TAX MATTERS. Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from constituting a reorganization under Section 368 of the Code.


                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Except as otherwise disclosed in the Parent disclosure schedule attached hereto (the "Parent Schedule"), Parent and Merger Sub jointly and severally represent and warrant to Company as follows:

     3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Merger Sub is a duly formed and validly existing limited liability company under the laws of the State of Delaware with the power under the DLLCA and its Limited Liability Company Agreement to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is qualified to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary, except for such failures to be so would not have a Material Adverse Effect on Parent. As used in this Agreement, the phrase "Material Adverse Effect on Parent" means a material adverse effect on the condition (financial or otherwise), business, assets, liabilities or results of operations of Parent and its subsidiaries considered as a whole, or a material adverse effect on the ability of Parent to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall any of the following be deemed, in and of itself, to constitute a Material Adverse Effect on Parent: (i) a change that results from conditions generally affecting the U.S. economy, or the industry in which Parent operates (including laws and regulations applicable to such industry), (ii) a change that results from the pendency of the transactions contemplated hereby, (iii) a change that results from the taking of any actions required by this Agreement, or (iv) a reduction in the stock price of Parent Common Stock.

     3.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Parent has previously furnished to Company complete and correct copies of its Certificate of Incorporation and Bylaws as amended to date (together, the "Parent Charter Documents").

     3.3 CAPITALIZATION. The authorized capital stock of Parent consists of
(i) 100,000,000 shares of Parent Common Stock, and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share ("Parent Preferred Stock"). At the close of business on December 15, 2001, (i) 29,260,999 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Parent Common Stock were held in treasury by Parent or by subsidiaries of Parent, (iii) 398,220 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's employee benefit plans, (iv) 4,945,350 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options ("Parent Options") to purchase Parent Common Stock and (v) 11,447 shares of Parent Common Stock were reserved for future issue upon the exercise of outstanding warrants to purchase Parent Common Stock. As of the date hereof, no shares of Parent Preferred Stock were issued or outstanding. All of the Membership Interest in Merger Sub is held by Parent. All of the outstanding shares of Parent's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of Parent Common Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Parent Common Stock, all outstanding Parent Stock Options, and the Membership Interest of Merger Sub have been issued and granted in all material respects in compliance with applicable securities laws and other requirements of law.

     3.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Parent has the corporate power and authority to execute and deliver this Agreement, and to carry out its obligations hereunder. Merger Sub has the power under the DLLCA and its Limited Liability Company Agreement to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and all necessary actions under the DLLCA and the Limited Liability Company Agreement of Merger Sub on the part of Merger Sub, and no other corporate or limited liability company proceedings on the part of Parent or Merger Sub are necessary to authorize such execution, delivery or performance, subject only to the filing of the Merger Documents pursuant to DLLCA and the IBCL. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes a legal and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally, or by general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity).

     3.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, (i) conflict with or violate the Parent Charter Documents or the Limited Liability Company Agreement of Merger Sub, (ii) subject to compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses
(ii) or (iii) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities and Blue Sky laws, the rules and regulations of Nasdaq, and the filing of the Merger Documents as required by the DLLCA and the IBCL and
(ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not prevent consummation of the Merger or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement or (y) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     3.6 SEC FILINGS; FINANCIAL STATEMENTS.

     (a) Parent has made available to Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the Securities and Exchange Commission (the "SEC") on or after October 1, 1999 (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC since October 1, 1999. The Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

     (b) Each set of financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange
Act) and each fairly presents the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal year-end adjustments which were not or are not expected to be material in amount.

     (c) Parent has made available to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

     3.7 NO UNDISCLOSED LIABILITIES. Neither Parent nor Merger Sub has any liabilities except (i) liabilities reflected, reserved against or otherwise disclosed in the Parent SEC Reports, (ii) liabilities incurred since December 31, 2000 in the ordinary course of business, (iii) liabilities that individually or in the aggregate do not exceed $2,000,000, and (iv) liabilities identified in
Section 3.7 of the Parent Schedule.

     3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section
3.8 of the Parent Schedule, since December 31, 2000, there has not been: (i) any Material Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent, (iii) any split, combination or reclassification of any of Parent's capital stock, or (iv) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP.

     3.9 PROMISSORY NOTES. The Promissory Notes have been duly authorized by all necessary corporate action on the part of Parent and, upon execution and issuance of the Promissory Notes as provided in this Agreement, will constitute legal and binding obligations of Parent, enforceable against Parent in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally, or by general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity).

     3.10 LITIGATION. Except as set forth in Section 3.10 of the Parent Schedule, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened before any court, governmental or regulatory authority or arbitrator, against Parent which would reasonably be expected to interfere with the consummation of the Merger or to have a Material Adverse Effect on Parent.

     3.11 COMPLIANCE WITH LAWS. The business and operations of Parent and Merger Sub are in compliance with all laws, regulations, rules, judgments, orders and decrees applicable thereto, except where the failure so to comply would not have a Material Adverse Effect on Parent.

     3.12 TAX MATTERS. Parent is not aware of any agreement, plan or other circumstance that would prevent the Merger from constituting a reorganization under Section 368 of the Code.

     3.13 BROKERS. Parent has not engaged any broker, finder or investment banker in connection with this Agreement.

     3.14 MERGER SUB OPERATIONS. Merger Sub has not (a) engaged in any business activities, (b) conducted any operations other than in connection with the transactions contemplated hereby or (c) incurred any liabilities other than in connection with the transactions contemplated hereby.


                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 CONDUCT OF BUSINESS BY COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall, except as set forth in Section 2.9(k) of the Company Schedule and except to the extent that Parent shall otherwise consent in writing, carry on its business, in the ordinary course in all material respects, and in compliance in all material respects with all applicable laws and regulations, pay its debts and Taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

      In addition, except as expressly permitted or required by the terms of this Agreement, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following:

     (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

     (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding on the date hereof and as previously disclosed in writing to Parent, or adopt any new severance plan;

     (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Intellectual Property of Company other than in the ordinary course of business consistent with past practice, or enter into grants to transfer or license to any person future patent rights other than in the ordinary course of business consistent with past practices, provided that in no event shall Company license on an exclusive basis or sell any of its Intellectual Property;

     (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

     (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company;

     (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities;

     (g) Cause, permit or propose any amendments to the Company Charter
Documents;

     (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or enter into any agreement outside the ordinary course of Company's business consistent with past practice;

     (i) Sell, lease, license, encumber or otherwise dispose of any of Company's properties or assets other than in the ordinary course of business consistent with past practice;

     (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

     (k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

     (l) Make any individual or series of related payments outside of the ordinary course of business in excess of $50,000;

     (m) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

     (n) Incur or enter into any agreement, contract or commitment outside of the ordinary course of business in excess of $50,000 individually;

     (o) Make any Tax election that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Company or settle or compromise any material income Tax liability;

     (p) Engage in any action that would cause the Merger to fail to qualify as a "reorganization" under Section 368 of the Code, whether or not otherwise permitted by this Article IV;

     (q) Take any action that will extend the exercise period of any Company Stock Option (as defined in Section 5.6) or cause the vesting period of any Company Stock Option to accelerate under any circumstances, regardless of whether such circumstances are to occur before or after the Effective Time, or otherwise amend the terms of any Company Stock Option.

     (r) Agree in writing or otherwise to take any of the actions described in
Section 4.1 (a) through (q) above.

     4.2 CONDUCT OF BUSINESS BY PARENT. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent and Merger Sub shall carry on their business in the ordinary course in all material respects and in compliance in all material respects with all applicable laws and regulations and shall not engage in any action that would cause the Merger to fail to qualify as a "reorganization" under Section 368 of the Code, whether or not otherwise permitted by the provisions of this Article IV.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

     5.1 CONFIDENTIALITY; ACCESS TO INFORMATION.

     (a) The parties acknowledge that Company and Parent have previously executed a mutual nondisclosure agreement, dated as of September 22, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

     (b) Each of Company and Parent will afford the other and the other's accountants, counsel and other representatives reasonable access during normal business hours and upon reasonable notice to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning its business as such other party may reasonably request. Any investigation shall be conducted in such a manner as to minimize the interference with the operation of their respective business. No information or knowledge obtained in any investigation pursuant to this Section 5.1 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     (c) No party or its representatives shall contact any of the employees, customers, licensors, licensees or strategic partners of, or other having business dealings with, the other party in connection with the transactions contemplated by this Agreement without the prior written authorization of the other party.

     5.2 No Solicitation. From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Company will not, nor will it authorize or permit any of its officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section
5.2 by any officer or director of Company or any investment banker or attorney of Company shall be deemed to be a breach of this Section 5.2 by Company.

      For purposes of this Agreement, "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving:
(A) any acquisition or purchase from Company by any person of voting securities of Company that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 5% or more of the total outstanding voting securities of Company or any merger, consolidation, business combination or similar transaction involving Company; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of any material portion of the assets of Company; or (C) any liquidation, dissolution, recapitalization or other significant corporate reorganization of Company.

      In addition to the other obligations of Company set forth in this
Section 5.2, Company as promptly as practicable, and in any event within 24 hours, shall advise Parent orally and in writing of any request for information which Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to or which Company reasonably should believe would lead to any Acquisition Proposal, and, subject to compliance with the terms of any confidentiality agreement existing on the date of this Agreement, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

     5.3 PUBLIC DISCLOSURE. Parent and Company will consult with each other and agree before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law or any listing agreement with a national securities exchange, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement.

     5.4 COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION.

     (a) Upon the terms and subject to the conditions, including, without limitation, Section 5.2, set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities (including, without limitation, the HSR Act) and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties required as a result of the transactions contemplated by this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, each of Parent and Company and their respective Boards of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent, Company or any subsidiary or Affiliate of Parent or Company to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

     (b) Company shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate in any material respect, or of any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. If any event, condition, fact or circumstance that is required to be disclosed pursuant to this Section 5.4(b) requires any change in the Company Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Company shall promptly deliver to Parent an update to the Company Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Schedule for the purpose of determining (i) the accuracy of any of the representations and warranties made by Company in this Agreement and (ii) whether any of the conditions set forth in Section 6 have been satisfied.

     (c) Parent shall give prompt notice to Company upon becoming aware that any representation or warranty made by it or Merger Sub contained in this Agreement has become untrue or inaccurate in any material respect, or of any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. If any event, condition, fact or circumstance that is required to be disclosed pursuant to this Section 5.4(c) requires any change in the Parent Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Parent Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Parent shall promptly deliver to Company an update to the Parent Schedule specifying such change. No such update shall be deemed to supplement or amend the Parent Schedule for the purpose of determining (i) the accuracy of any of the representations and warranties made by Parent and Merger Sub in this Agreement and (ii) whether any of the conditions set forth in
Section 6 have been satisfied.

     5.5 THIRD PARTY CONSENTS. As soon as practicable following the date hereof, Parent and Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or subsidiary's respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, except for those consents, waivers and approvals as to which the failure to obtain would not have a Material Adverse Effect on Company or Parent.

     5.6 COMPANY STOCK OPTIONS. At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each, a "Company Stock Option"), whether vested or unvested, shall by virtue of the Merger be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time, except that (i) each Company Stock Option will be or will become exercisable in accordance with its terms for that number of whole shares of Parent Common Stock equal to the product (rounded to the nearest whole number of shares of Parent Common Stock) of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the result obtained by dividing the number of Option Shares by the number of Diluting Shares (the "Option Exchange Rate"), and (ii) the per share exercise price for the shares of Parent Common Stock will be the per share exercise price of the Company Stock Option immediately prior to the Effective Time divided by the Option Exchange Rate. Within thirty (30) days following the Closing, Parent will send to each holder of an assumed Company Stock Option a written notice setting forth (A) the number of shares of Parent Common Stock subject to such assumed Company Stock Option, and (B) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Stock Option.

     5.7 FORM S-8. Parent agrees to (i) reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of assumed Company Stock Options; (ii) file all documents required to be filed to cause the shares of Parent Common Stock issuable upon exercise of the assumed Company Stock Options to be quoted on Nasdaq; and (iii) file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options as soon as is reasonably practicable, and in any event within 60 days, after the Effective Time and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement thereafter for so long as any such options remain outstanding.

     5.8 EMPLOYEES. Employees of Company employed by the Surviving Entity after the Effective Time will be entitled to participate in such employee benefit plans provided by the Surviving Entity or Parent after the Closing to the extent and consistent with the terms of such plans. If any employee of Company becomes a participant in any employee benefit plan of Parent or one of its subsidiaries, such employee shall, to the extent permitted by such plan, be given credit for all service with Company prior to the Effective Time for purposes of vesting eligibility and for benefit accrual purposes. Nothing in this Section 5.8 shall be deemed to constitute an employment contract between the Surviving Entity and any individual, or a waiver of the Surviving Entity's right to discharge any employee at any time, with or without cause, subject to the terms of any employment agreement with such employee.

     5.9 INDEMNIFICATION. From and after the Effective Time, Surviving Entity will fulfill and honor in all respects the obligations of Company pursuant to the indemnification provisions of the Charter Documents of Company.

     5.10 LEASE ASSUMPTION. Company shall cause re: Member Data Services to (i) assume the office lease with Duke Weeks Realty Limited Partnership and the lease with OMIF, LLC with respect to the Company's disaster recovery facility;
(ii) cause Company to be released from any further obligation with respect to such leases; and (iii) allow Surviving Entity at least six months from the Closing Date to vacate the premises.

     5.11 ASSET TRANSFER. Company shall cause re: Member Data Services to (i) take title to certain fixed assets of Company as designated by Parent prior to Closing; and (ii) allow Surviving Entity the use of such assets for a period of six months following the Closing Date.

     5.12 CLOSING PAYMENT. Prior to the Closing, Parent and Company shall negotiate in good faith to determine the costs incurred by re: Member Data Services with respect to the six-month period referred to in Section 5.10(iii) and the value of the assets transferred as contemplated by Section 5.11. Any amounts owed by Company to re: Member Data Services or by re: Member Services Data to Company shall be paid at the Closing.

     5.13 INDIANA TRAINING 2000 GRANT FUND TRAINING PROGRAM. Company shall cause re: Member Data Services to assume all obligations and indemnify Company against any liability relating to the State of Indiana Training 2000 Grant Fund Training Program.

     5.14 Credit Card Services Assets. Immediately after the Effective Time, in consideration of the transfer by the former shareholders of Company to Parent of 4,886 shares of Parent Common Stock, Parent shall cause Surviving Entity to transfer to the former shareholders of the Company the assets set forth in Exhibit H hereto relating to the Company's credit card services business.


                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

     6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

     (A) REINCORPORATION. Company shall have been reincorporated in Delaware as Delaware Company.

     (B) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     (C) TAX OPINION. Parent and Company shall have received a written opinion from O'Melveny & Myers LLP and Sommer & Barnard, Attorneys at Law, PC, respectively, in form and substance reasonably satisfactory to the recipient, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

     (D) NON-EXCLUSIVE LICENSE OPTION. Parent and First Internet Bank shall have negotiated an option for a Non-Exclusive License Agreement substantially on the terms set forth on Exhibit F, and Company and re: Member Data Services shall have executed and delivered such option.

     (E) MASTER INTERFACE SUPPORT AND MARKETING AGREEMENT. Parent and re: Member Data Services shall have executed and delivered a Master Interface Support and Marketing Agreement substantially on the terms set forth on Exhibit G.

     6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligation of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

     (A) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Parent and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except that those representations and warranties which address matters only as of a particular date shall have been true and correct as of such particular date. Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

     (B) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

     (C) CONSENTS. Parent and Merger Sub shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby.

     (D) MATERIAL ADVERSE EFFECT. There shall not have been any Material Adverse Effect on Parent since the date of this Agreement. Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by its President and Chief Financial Officer.

     (E) OPINION OF COUNSEL. The shareholders of Company shall have received an opinion from O'Melveny & Myers LLP, counsel to Parent, to the effect that the shares of Parent Common Stock constituting a portion of the Merger Consideration, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable.

     6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligation of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

     (A) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except that those representations and warranties which address matters only as of a particular date shall have been true and correct as of such particular date. Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by its Chief Executive Officer.

     (B) AGREEMENTS AND COVENANTS. Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer of Company.

     (C) CONSENTS. Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby.

     (D) MATERIAL ADVERSE EFFECT. There shall not have been any Material Adverse Effect on Company since the date of this Agreement. Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by its Chief Executive Officer

     (E) STOCKHOLDERS AGREEMENT. The Stockholders Agreement shall have been executed and delivered by each of the shareholders of Company and shall be in full force and effect as of the Effective Time.

     (F) NON-COMPETE AGREEMENTS. David Becker shall have executed and delivered to Parent a Non-Compete Agreement substantially in the form attached hereto as Exhibit D.

     (G) OPTION TERMINATION. That certain Virtual Financial Services, Inc. Stock Option Agreement has been terminated.

     (H) LINE OF CREDIT. Company shall no longer be a party to that certain Business Loan Agreement with Huntington National Bank, dated October 15, 2001, and any liens or encumbrances on the assets of Company with respect thereto, shall have been released to the reasonable satisfaction of Parent.

     (I) FINANCIAL STATEMENTS. Company shall have delivered to Parent the balance sheet of Company at September 30, 2001 and the related statements of operations, shareholders' equity and cash flows for the nine-month periods ended September 30, 2001 and 2000, audited by Deloitte & Touche LLP, and such financial statements shall not differ in any material respect from the Unaudited Financial Statements.

     (J) PURCHASE OF COMPANY STOCK. David Becker shall have acquired all of the shares of Company Stock owned by Robert Rogers.


                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

     7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

     (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

     (b) by either Company or Parent if the Merger shall not have been consummated by March 31, 2002 for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

     (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

     (d) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent, then Company may not terminate this Agreement under this
Section 7.1(d) for thirty (30) days after delivery of written notice from Company to Parent of such breach, provided Parent continues to exercise best efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph (d) if such breach by Parent is cured during such thirty (30)-day period); or

     (e) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company, then Parent may not terminate this Agreement under this Section 7.1(e) for thirty (30) days after delivery of written notice from Parent to Company of such breach, provided Company continues to exercise best efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (e) such breach by Company is cured during such thirty (30)-day period).

     7.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (or such later time as may be required by Section 7.1). In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2,
Section 2.17, Section 3.13, Section 5.1(a), Section 7.3 and Article VIII, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for fraud in connection with, or any willful breach of, this Agreement.

     7.3 FEES AND EXPENSES. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

     7.4 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and Company.

     7.5 EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

            (a)   if to Parent or Merger Sub, to:

                  Digital Insight Corporation
                  26025 Mureau Road
                  Calabasas, California  91302
                  Attention:  President
                  Facsimile:  (818) 878-7555

                  with a copy (not constituting notice) to:

                  O'Melveny & Myers LLP
                  400 S. Hope Street
                  Los Angeles, California 90071
                  Attention:  Richard Boehmer, Esq.
                  Facsimile:  (213) 430-6407

            (b)   if to Company, to:

                  Virtual Financial Services, Inc.
                  7820 Innovation Boulevard
                  Indianapolis, Indiana 46278-2721
                  Attention:  Chairman, Chief Executive
                  Facsimile:  (317) 610-3507

                  with a copy (not constituting notice) to:

                  Sommer & Barnard, Attorneys at Law, PC
                  111 Monument Circle, #4000
                  Indianapolis, Indiana 46204-5198
                  Attention:  James A. Strain, Esq.
                  Facsimile:  (317) 236-9802

     8.2 INTERPRETATION; DEFINITIONS.

     (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

     (b) For purposes of this Agreement:

     (i) the term "knowledge" of a party hereto, with respect to any matter in question, means the actual knowledge of the executive officers of such party, without any duty of inquiry or investigation;

     (ii) the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

     8.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.4 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedule and Parent Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

     8.5 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.6 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     8.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.9 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.


        [The remainder of this page has been intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.


                                  DIGITAL INSIGHT CORPORATION


                                  By:    /s/ John Dorman
                                  Name:  John Dorman
                                  Title: Chairman & Chief Executive Officer




                                  VIFI LLC


                                  By:    Digital Insight Corporation, its
                                         Manager
                                  By:    /s/ John Dorman
                                  Name:  John Dorman
                                  Title: Chairman & Chief Executive Officer




                                  VIRTUAL FINANCIAL SERVICES, INC.


                                  By:    /s/ David B. Becker
                                  Name:  David B. Becker
                                  Title: Chief Executive Officer









                     [Signature page to Merger Agreement]

                                    EXHIBIT A

                         FORM OF STOCKHOLDERS AGREEMENT


      THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of January 3, 2002, between Digital Insight Corporation, a Delaware corporation ("Parent"), and the undersigned, constituting one or more of the shareholders (the "Stockholders") of Virtual Financial Services, Inc., an Indiana corporation ("Company").

                                    RECITALS

      A. Parent, ViFi LLC and Company are entering into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger (the "Merger") of Company with and into ViFi LLC.

      B. Upon consummation of the Merger as contemplated by the Merger Agreement, the shares of Company Stock held by Stockholders will be converted into cash, promissory notes and shares of the common stock, $0.001 par value per share, of Parent ("Parent Common Stock").

      C. As an inducement to Parent to enter into the Merger Agreement and the Stock Agreement and in consideration of the execution of the Merger Agreement and the Stock Agreement by Parent, Stockholders agree as set forth below.

      D. Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Merger Agreement.

      NOW THEREFORE, intending to be legally bound, the parties hereto agree as follows:

      1. REPRESENTATIONS OF STOCKHOLDER. Each Stockholder individually hereby represents and warrants to Parent that:

           (a) such Stockholder understands that the issuance of the Parent Common Stock and a promissory note to Stockholder pursuant to the Merger will be on the basis that the issuance thereof is exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and that Parent's reliance upon such exemption is predicated upon such Stockholder's representations;

           (b) such Stockholder understands that the securities to be issued to Stockholder pursuant to the Merger have not been registered under the Securities Act or any applicable state securities law and must be held indefinitely unless subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

           (c) the securities to be issued to such Stockholder pursuant to the Merger will be acquired by such Stockholder for investment for such Stockholder's own account and not as a nominee or agent, and not with a view to the sale or distribution thereof in a manner that would violate the Securities Act;

           (d) such Stockholder (i) has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of such Stockholder's prospective investment in securities of Parent; (ii) has received all of the information Stockholder has requested from Parent or Company that Stockholder considers necessary or appropriate for deciding whether to accept the securities of Parent; (iii) has the ability to bear the economic risks of the Stockholder's prospective investment; and (iv) is able to hold the securities of Parent for an indefinite period of time and to suffer complete loss of Stockholder's investment;

           (e) such Stockholder understands that each certificate representing the Promissory Note or shares of Parent Common Stock issued to such Stockholder pursuant to the Merger shall contain a legend to the effect that such securities have not been registered under the Securities Act or any state securities laws and such securities may not be sold or transferred in the absence of registration under the Securities Act and all applicable state securities laws or an applicable exemption therefrom; and

           (f) such Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement, and this Agreement has been duly executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms.

      2. INDEMNIFICATION. (a) Provided that the Closing under the Merger Agreement has occurred, Stockholders, severally and not jointly, will indemnify and hold harmless Parent, Parent's affiliates and the Surviving Corporation, as well as, in each case, each of their respective officers, directors and employees and each of the heirs, executors, successors and assigns of any of the foregoing (in each case, collectively, the "Indemnified Parties") from and against all claims, losses, liabilities, damages and reasonable expenses, including, without limitation, reasonable attorneys' fees and reasonable costs of investigation and litigation (collectively, "Damages") arising out of or relating to (i) any breach of the representations and warranties made by Company in the Merger Agreement or in the certificates delivered by Company pursuant to the Merger Agreement, or
(ii) failure by Company to have performed or complied in all material respects with all agreements or covenants required by the Merger Agreement to be performed or complied with by Company at or prior to the Closing Date.

           (b) Provided that the Closing under the Merger Agreement has occurred, Stockholders will, severally and not jointly, indemnify the Indemnified Parties from and against all Damages arising out of or relating to any breach of the representations and warranties of Stockholder contained in Section 1 of this Agreement.

           (c) Notwithstanding the foregoing, no Stockholder shall be required to pay any amount for Damages with respect to subsection (a) above of this Agreement (i) unless the aggregate amount otherwise payable by Stockholders with respect to all claims for indemnification pursuant to subsection (a) above of this Agreement would exceed $100,000 (the "Threshold"), whereupon Damages otherwise payable, including the amount of the Threshold, shall be payable by the Stockholders, and (ii) except with respect to claims based on fraud committed by such Stockholder, recourse of the Indemnified Parties to the Escrow Shares (as defined in the Merger Agreement) shall be the sole and exclusive remedy of the Indemnified Parties against Stockholders for Damages with respect to subsection (a) above of this Agreement. Nothing in this
Section 2(c) will affect Parent's obligations under the Promissory Notes.

           (d) Indemnification with respect to Damages with respect to subsection (a) above shall expire on the first anniversary of the Closing Date; provided, however, that Damages with respect to breaches of Sections 2.2, 2.4 and 2.9 of the Merger Agreement shall expire upon expiration of the applicable statutes of limitation; provided, further that if prior to that date notice of any claim for Damages has been given by an Indemnified Party as provided herein, then the right to indemnification with respect thereto shall remain in effect until such matter shall have been finally determined and disposed of, and any indemnification due in respect thereof shall have been paid.

           (e) Promptly after receipt by an Indemnified Party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the Indemnified Party shall give notice thereof in writing to the Stockholders' Agent (as defined below), but the omission to give such notice promptly will not relieve the Stockholders from any liability except to the extent that the Stockholders shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense, including an estimate, if practicable, of the amount of Damages that have been or may be suffered or incurred by the Indemnified Party attributable to such claim and the basis of the Indemnified Parties' request for indemnification under this Agreement.

           (f) With respect to third party claims, if within 20 days after receiving the notice described in clause (e) above, the Stockholders' Agent gives written notice to the Indemnified Parties stating that the Stockholders dispute and intend to defend against such claim, liability or expense at their own cost and expense, then counsel for the defense shall be selected by the Stockholders' Agent (subject to the consent of the Indemnified Parties, which consent shall not be unreasonably withheld), and the Indemnified Parties shall not be required to make any payment with respect to such claim, liability or expense as long as the Stockholders are conducting a good faith and diligent defense at the expense of the Stockholders; provided, however, that the assumption of defense of any such matters by the Stockholders shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. The Stockholders shall have the right, with the consent of the Indemnified Parties, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled, provided the Stockholders' obligations to indemnify the Indemnified Parties therefor will be fully satisfied. The Stockholders and the Indemnified Parties shall each furnish the other with all documents and information that the Stockholders or Indemnified Parties shall reasonably request and shall consult with each other prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, each Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying parties and the Indemnified Parties and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, in the reasonable opinion of the Indemnified Parties, the expense of one separate counsel for the Indemnified Parties shall be paid by the Stockholders. If no such notice of intent to dispute and defend is given, or if such diligent good faith defense is not being or ceases to be conducted in the reasonable opinion of the Indemnified Parties, the Indemnified Parties shall undertake the defense of (with counsel selected by the Indemnified Parties), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense with the consent of the Stockholders, which shall not be unreasonably withheld. The Stockholders will pay any and all amounts owed to the Indemnified Parties under this Agreement upon a final judgment or settlement or an earlier agreement between the Stockholders and the Indemnified Parties.

      3. LOCK-UP AGREEMENT. Except pursuant to a registered offering pursuant to Section 4 hereof, Each Stockholder agrees that Stockholder will not, without the prior written consent of Parent, offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to, any shares of Parent Common Stock to be received by Stockholder pursuant to the Merger until the first anniversary of the Closing Date.

      4. PIGGYBACK REGISTRATION. If at any time after the first anniversary of the Closing Date Parent proposes to register any of its common stock or preferred stock ("Other Securities") under the Securities Act (other than a registration on Form S-4 or S-8 or any successor form thereto), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities (as defined below) for sale for cash to the public under the Securities Act, it will each such time give prompt written notice to each Stockholder which is the record holder of Registrable Securities (a "Holder") of its intention to do so at least 10 business days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as each such Holder may request. Upon the written request of any such Holder made within five business days after the receipt of Parent's notice (which request shall specify the number of Registrable Securities intended to be disposed of), Parent shall effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which Parent has been so requested to register; provided that:

           (a) if at any time after giving written notice of its intention to register any securities and prior to the effective date of such registration, Parent shall determine for any reason not to register or to delay registration of such securities, Parent may, at its election, give written notice of such determination to the Holders who requested inclusion and, thereupon, (A) in the case of a determination not to register, Parent shall be relieved of its obligation to register any Registrable Securities in connection with such registration and (B) in the case of a determination to delay such registration, Parent shall be permitted to delay registration of any Registrable Securities requested to be included in such registration for the same period as the delay in registering such Other Securities;

           (b) (i) if the registration referred to in the first sentence of this Section 4 is to be an underwritten primary registration on behalf of Parent, and the managing underwriter advises Parent in writing (with a copy to the Holders who requested registration) that, in such firm's opinion, such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein, Parent shall include in such registration: (1) all securities Parent proposes to sell for its own account ("the Parent Securities") and (2) up to the full number of Registrable Securities in excess of the number and dollar amount of the Parent Securities which, in the good faith opinion of such managing underwriter, can be a sold without materially and adversely affecting such offering of the Parent Securities (and, if less than the full number of such Registrable Securities, allocated pro rata among the Holders of such Registrable Securities on the basis of the number of securities requested to be included therein by each such Holder), and (ii) if the registration referred to in the first sentence of this Section 4 is to be an underwritten secondary registration on behalf of holders of securities (other than Registrable Securities) of Parent (the "Other Holders"), and the managing underwriter advises Parent in writing (with a copy to the Holders who requested registration) that in its good faith opinion such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein, Parent shall include in such registration the amount of securities (including Registrable Securities) that such managing underwriter advises, allocated pro rata among the Other Holders and the Holders on the basis of the number of securities (including Registrable Securities) requested to be included therein by each Other Holder and each Holder;

           (c) Parent shall not be required to affect any registration of Registrable Securities under this Section 4 incidental to the registration of any of its securities in connection with mergers, acquisitions, reincorporation, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans; and

           (d) Any Holder desiring to sell Registrable Securities must execute an underwriting or similar agreement and complete and execute all reasonable questionnaires, powers of attorney, indemnities, lock-up letters and other documents reasonably required under the underwriting arrangement.

           For the purposes of this Section 4 and Section 5, "Registrable Securities" means the shares of Parent Common Stock held by the Stockholders immediately after the Closing under the Merger Agreement, any stock or other securities into which or for which such shares of Parent Common Stock may thereafter be changed, converted or exchanged, and any other securities issued to the Holders of such shares of Parent Common Stock (or such shares into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction, provided that any such securities shall cease to be Registrable Securities if (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such securities shall have been transferred pursuant to Rule 144, or (iii) such securities are held by a Holder other than a Stockholder and Parent has furnished to such Holder an opinion of counsel, which opinion shall be reasonably satisfactory to such Holder, to the effect that all of such securities are permitted to be distributed by such Holder in one transaction pursuant to Rule 144(k).

      5. DEMAND REGISTRATION. (a) At any time after the first anniversary of the Closing under the Merger Agreement, upon written notice from a Holder requesting that Parent effect the registration under the Securities Act of any or all of the Registrable Securities held by such Holder, which notice shall specify the number of Registrable Securities for which registration is requested and the intended method or methods of disposition of such Registrable Securities, Parent shall have the right, exercisable within 10 days by written notice to such Holder, to purchase all of the Registrable Securities requested to be registered by such Holder at a cash price per share equal to the arithmetic mean of each of the closing sales prices per share of Parent Common Stock on the Nasdaq National Market for each of the 15 consecutive trading days ending on the fifth trading day immediately preceding the date of the written notice from the Holder under this Section 5(a). The closing of such purchase shall take place no later than 15 days after the date of the written notice from Parent under this Section 5(a). If Parent gives written notice under this Section 5(a), the written notice from the Holder under this Section 5(a) shall not be deemed a request for registration for purposes of Section 5(b).

            (b)   If Parent does not exercise its right to purchase under
Section 5(a) above, Parent shall, within 15 days after receipt of the Holder's request, serve written notice (the "Request Notice") of such registration request to all other Holders of Registrable Securities. The Request Notice will state that Parent will include in such registration all Registrable Securities, subject to the limitations of this Section 5(b) and to compliance with the other provisions of this Agreement, as to which Parent receives written requests for inclusion within 15 days after the date of the Request Notice. As promptly as practicable after such 15 day period, Parent shall use its best efforts to effect the registration under the Securities Act of the Registrable Securities to be included for disposition in accordance with the intended method or methods of disposition stated in the Holder's request, provided that:

                  (i) if prior to receipt of a registration request pursuant to this Section 5(b), Parent had commenced a financing plan through a formal "all hands" meeting with outside advisors, including an underwriter if such financing plan is an underwritten offering, and, in the good-faith judgment of Parent's underwriter, confirmed to Parent in writing (with a copy to the Holders requesting registration), a registration by the requesting Holders at the time and on the terms requested would materially and adversely affect such financing plan of Parent (a "Transaction Blackout"), Parent shall give written notice of such events to the Holders requesting registration and shall not be required to serve the Request Notice and effect a registration pursuant to this Section 4(b) until the earliest of (A) Parent's abandonment of such offering, (B) 90 days after the termination of such offering, (C) the termination of any "hold back" period obtained by the underwriter(s) of such offering from any person, including Parent, in connection therewith or (D) 110 days after receipt by the Holder requesting registration of the written notice of Transaction Blackout from Parent;

                  (ii) if, at the time of receipt of a registration request or while a registration request is pending pursuant to this Section 5(b), the Company has determined in good faith that (A) the filing of a registration statement would jeopardize or delay a contemplated material transaction other than a financing plan involving Parent or would require the disclosure of material information that Parent has a bona fide business purpose for preserving as confidential, or (B) Parent then is unable to comply with SEC requirements applicable to the requested registration, Parent shall not be required to effect a registration pursuant to this Section 5(b) until the earlier of (1) the date upon which such contemplated transaction is completed or abandoned or such material information is otherwise disclosed to the public or ceases to be material or Parent is able to so comply with applicable SEC requirements, as the case may be, and (2) 90 days after Parent makes such good-faith determination, provided that Parent shall not be permitted to delay a requested registration in reliance on this clause
      (ii) more than once in any 180-day period; and

                  (iii) Parent shall be obligated to file only one registration statement pursuant to this Section 5(b) and shall not be obligated to file a registration statement relating to a registration request pursuant to this Section 5(b) if such registration request (including Registrable Securities requested to be included in response to a Request Notice) is for a number of Registrable Securities which have an aggregate market value less than $10 million.

            (c) Notwithstanding any other provision of this Agreement to the contrary, a registration requested pursuant to this Section 5 shall not be deemed to have been effected (and, therefore, not requested for purposes of Section 5(b)), (A) until the registration statement with respect thereto has become effective under the Securities Act (unless the registration statement fails to become effective because the Holders request that the registration be withdrawn for a reason other than contemplated in clause (B)); (B) if it is withdrawn based upon material adverse information relating to Parent that is different from the information known to the Holder requesting registration at the time of the Holder's request for registration; or (C) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by a Holder whose Registrable Securities are the subject of such registration statement.

            (d) If the Registrable Securities are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by Parent, and the Holders who desire to sell Registrable Securities must execute an underwriting or similar agreement and complete and execute all reasonable questionnaires, powers of attorneys, indemnities, lock-up letters and other documents reasonably required under the underwriting arrangement.

      6. OBLIGATIONS OF PARENT. In the case of each offering of Registrable Securities made pursuant to Section 4 or 5 of this Agreement, Parent agrees to
(i) prepare and file with the Securities and Exchange Commission (the "SEC") on one or more registration statements in accordance with Section 4 or 5, as applicable with respect to the shares of Registrable Securities, and shall use commercially reasonable efforts to cause such registration statement to become effective; (ii) except as provided herein, keep such registration statement effective until the earlier of the sale of all of the shares of Registrable Securities so registered or 90 days after the effectiveness of such registration statement; (iii) promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement in order to keep such registration statement effective until the earlier of the sale of all of the shares of Registrable Securities so registered or 90 days after the effectiveness of such registration statement; (iv) furnish to the Holders without charge such number of copies of such registration statement, each amendment and supplement thereto, and any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain current; (v) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Holders shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), keep such registration or qualification in effect for as long as such registration statement remains in effect, and do any and all other acts or things which may be necessary or advisable to enable the Holders to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; (vi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Parent are then listed, and enter into such customary agreements as may be required in furtherance thereof, including, without limitation, listing applications and indemnification agreements in customary form; (vii) notify the Holders upon the happening of any event as a result of which, or the discovery that, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; (viii) so long as the registration statement remains effective, promptly prepare, file and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ix) notify the Holders, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (x) notify the Holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and (xi) advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the registration statement or the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws, or the initiation or threatening of any proceeding for that purpose, and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or other order or to obtain its withdrawal if such stop order should be issued.

      7. EXPENSES. In the case of each offering of Registrable Securities made pursuant to Section 4 or 5 of this Agreement, Parent agrees to pay the expenses incurred by Parent in connection with any registration of Registrable Securities pursuant to this Agreement, including all SEC and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, the fees and disbursements of Parent's counsel and independent accountants and the reasonable fees and disbursements of one counsel to the Holders. The Holders shall be responsible for all commissions and transfer taxes.

      8.   INDEMNIFICATION AND CONTRIBUTION.

            (a) In the case of each offering of Registrable Securities made pursuant to Section 4 or 5 of this Agreement, Parent agrees to indemnify and hold harmless each Holder, its officers and directors, each underwriter of Registrable Securities so offered and each person, if any, who controls any of the foregoing persons within the meaning of the Securities Act, from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Parent shall not be liable to a particular Holder in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to such Holder furnished to Parent in writing by or on behalf of such Holder specifically for use in the preparation of the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability which Parent may otherwise have to each Holder, its officers and directors, underwriters of the Registrable Securities or any controlling person of the foregoing; provided that, as to any underwriter or person controlling any underwriter, this indemnity does not apply to any loss, claim, damage, liability or action arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was required to be sent or given and was not sent or given by or on behalf of an underwriter to such person asserting such loss, claim, damage, liability or action at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act, such untrue statement or omission had been corrected in such prospectus, and copies of the corrected prospectus were provided to such underwriter prior to the giving or sending of such written confirmation.

            (b) In the case of each offering made pursuant to this Agreement, each Holder of Registrable Securities included in such offering, by exercising its registration rights hereunder, agrees to indemnify and hold harmless Parent, its officers and directors and each person, if any, who controls any of the foregoing within the meaning of the Securities Act (and if requested by the underwriters, each underwriter who participates in the offering and each person, if any, who controls any such underwriter within the meaning of the Securities Act), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact relating to the Holder required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact relating to the Holder is omitted from, information relating to such Holder furnished in writing to Parent by or on behalf of such Holder specifically for use in the preparation of such registration statement (or in any preliminary or final prospectus included therein) or any amendment or supplement thereto. The foregoing indemnity is in addition to any liability which such Holder may otherwise have to Parent, or any of its directors, officers or controlling persons; provided, however, that, as to any underwriter or any person controlling any underwriter, this indemnity does not apply to any loss, claim, damage, liability or action arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was required to be sent or given and was not sent or given by or on behalf of an underwriter to such person asserting such loss, claim damage, liability or action at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act, such untrue statement or omission had been corrected in such prospectus, and copies of the corrected prospectus were provided to such underwriter prior to giving or mailing of such written confirmation; and provided, further, that in no event shall any such Holder be liable for any amount in excess of the net proceeds received from the sale of the Registrable Securities by such Holder in the subject offering.

            (c)   Each party indemnified under paragraph (a) or (b) of this
Section 8 shall, promptly after receipt of notice of any claim or the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the claim or the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) of this Section 8, except to the extent the indemnifying party was prejudiced by such failure, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that each indemnified party, its officers and directors, if any, and each person, if any, who controls such indemnified party within the meaning of the Securities Act, shall have the right to employ separate counsel reasonably approved by the indemnifying party to represent them if the named parties to any action (including any impleaded parties) include both such indemnified party and an indemnifying party, and such indemnified party shall have been advised by counsel either
(i) that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to such indemnifying party or (ii) a conflict may exist between such indemnified party and such indemnifying party, and in that event the fees and expenses of one such separate counsel for all such indemnified parties shall be paid by the indemnifying party. An indemnified party will not enter into any settlement agreement which is not approved by the indemnifying party, such approval not to be unreasonably withheld. The indemnifying party may not agree to any settlement of any such claim or action which provides for any remedy or relief other than monetary damages for which the indemnifying party shall be responsible hereunder, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel reasonably satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof. In all instances, the indemnified party shall cooperate fully with the indemnifying party or its counsel in the defense of each claim or action.

            (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to herein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party's stock ownership in Parent. In no event, however, shall a Holder be required to contribute in excess of the amount of the net proceeds received by such Holder in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      9. RULE 144. Until such time as each Holder may sell in compliance with the Securities Act all Registrable Securities held by such Holder in compliance with Rule 144(k) (or its then equivalent), Parent shall take such measures and file such information, documents and reports as shall be required by the SEC as a condition to the applicability of Rule 144.

      10. VOTING. Each Stockholder hereby approves the Merger Agreement and the Merger, as defined in the Merger Agreement. Provided that the Closing under the Merger Agreement has occurred, each Stockholder hereby agrees, until the first anniversary of the Closing Date, (i) to vote and to grant or withhold a written consent with respect to (or, if and to the extent that a Stockholder is the beneficial but not the record owner, agrees to cause to be voted and to cause a written consent to be granted or withheld with respect to) all shares of Parent Common Stock that such Stockholder beneficially owns (whether acquired pursuant to the Merger or otherwise) as recommended by the Board of Directors of Parent; and (ii) not to propose any matter to the Board of Directors of Parent or its stockholders that requires or contemplates the vote or consent of the stockholders of Parent or any nominees for election as directors of Parent without, in the case of clause
(ii), the prior approval of the Board of Directors of Parent, which approval shall be in the sole and absolute discretion of such Board of Directors.

      11.  STOCKHOLDERS' AGENT. Stockholders hereby irrevocably appoint
David Becker as his, her or its agent and as the agent for purposes of all matters relating to this Agreement, the Merger Agreement and the Escrow Agreement (the "Stockholders' Agent"), and David Becker hereby accepts his appointment as the Stockholders' Agent. Parent shall be entitled to deal exclusively with the Stockholders' Agent on all matters relating to this Agreement and the Escrow Agreement, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of Stockholders by the Stockholders' Agent, and on any other action taken or purported to be taken on behalf of Stockholders by the Stockholders' Agent, as fully binding upon Stockholders. If the Stockholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Stockholders, then the former stockholders of Company holding a majority of the shares of Parent Common Stock issued pursuant to the Merger and the Stock Purchase shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Stockholders' Agent" in accordance with this Section 11. The Stockholders' Agent shall be reimbursed by the Stockholders for his reasonable out-of-pocket expenses incurred in connection with serving as the Stockholders' Agent under this Agreement and the Escrow Agreement. Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment. The Stockholders shall severally indemnify Stockholders' Agent and hold Stockholders' Agent harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of Stockholders' Agent and arising out of or in connection with the acceptance or administration of Stockholders' Agent's duties hereunder and under the Escrow Agreement, including the reasonable fees and expenses of any legal counsel retained by Stockholders' Agent.

      12.  MISCELLANEOUS.

            (A) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            (B) BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

            (C) AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            (D) NO INCONSISTENT AGREEMENTS. With respect to the provisions of Sections 4 through 9 of this Agreement, Parent has not entered into, nor will Parent enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

            (E) NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given on the date of delivery if delivered personally or by a commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or such other address or telecopy numbers for a party as shall be specified by like notice):

      If to Parent:       Digital Insight Corporation
                          26025 Mureau Road
                          Calabasas, California  91302
                          Attention:  President
                          Facsimile:  (818) 878-7555

                          With a copy (not constituting notice) to:

                          O'Melveny & Myers LLP
                          400 S. Hope Street
                          Los Angeles, California 90071
                          Attention:  Richard Boehmer, Esq.
                          Facsimile:  (213) 430-6407

      If to Stockholder:  David Becker
                          7820 Innovation Boulevard
                          Indianapolis, Indiana  46278-2721

                          With a copy (not constituting notice) to:

                          Sommer & Barnard, Attorneys at Law, PC
                          111 Monument Circle, #4000
                          Indianapolis, Indiana 46204-5198
                          Attention:  James A. Strain, Esq.
                          Facsimile:  (317) 236-9802

            (F) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

            (G) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

            (H) EFFECT OF HEADINGS. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

            (I) TERMS. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Merger Agreement.

            (J) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.





        [The remainder of this page has been intentionally left blank]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.



DIGITAL INSIGHT CORPORATION                 STOCKHOLDERS



By:
      --------------------------            ------------------------------
      Signature


Name:
      --------------------------            ------------------------------


Title:
      ------------------------




















                   [Signature page to Stockholders Agreement]

                                    EXHIBIT B

                            FORM OF ESCROW AGREEMENT


      THIS ESCROW AGREEMENT (this "Agreement") is entered into as of _______, 2002, by and between Digital Insight Corporation, a Delaware corporation ("Parent"), David Becker (the "Stockholders' Agent"), as agent for the former stockholders of Virtual Financial Services, Inc., an Indiana corporation ("Company"), and _______________, a _______________, as Escrow Agent (the
"Escrow Agent").


                               W I T N E S S E T H

      WHEREAS, Parent, ViFi LLC and Company have entered into an Agreement and Plan of Merger, dated as of January 3, 2002 (the "Merger Agreement"), pursuant to which Company will be merged with and into ViFi LLC and all the capital stock of Company will be converted into cash, promissory notes and Common Stock, $0.001 par value per share, of Parent (the "Parent Common Stock"); and

      WHEREAS, the Merger Agreement requires that 236,111 shares of Parent Common Stock issuable pursuant to the Merger Agreement be deposited in escrow at the Closing (as defined in the Merger Agreement) (such shares of Parent Common Stock being referred to as the "Shares");

      WHEREAS, Parent desires that the Escrow Agent hold in escrow the Shares in accordance with the terms and conditions hereinafter set forth, and the Escrow Agent has agreed to act as Escrow Agent hereunder, in accordance with the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be bound legally, agree as follows:

      Section 1. APPOINTMENT OF ESCROW AGENT. Parent hereby appoints and designates the Escrow Agent, and the Escrow Agent hereby agrees, to receive the Shares and to hold and deliver the Shares as set forth herein.

      Section 2. ESCROW DEPOSIT.

      2.1 DEPOSIT. There is hereby established a separate escrow account with the Escrow Agent in which Parent, simultaneously with the execution of this Escrow Agreement, is depositing with the Escrow Agent the Shares, to be held and disbursed by the Escrow Agent as hereinafter set forth.

      2.2 RECEIPT. The Escrow Agent hereby acknowledges receipt of and accepts the Shares in escrow and agrees to hold and keep same in accordance with the terms and conditions hereof and for the uses and purposes stated herein.

      2.3 ESCROW PERIODS. The Escrow with respect to the Indemnification Shares shall be in existence immediately following the Effective Time, as defined in the Merger Agreement, and shall terminate at 5:00 p.m. (Pacific
Time) on _______________ 200__ (the "Escrow Period"); provided, however, that the Escrow Period shall not terminate with respect to any portion of the Shares, which in the reasonable judgment of Parent is necessary to satisfy any then pending and unsatisfied claims specified in any Officer's Certificate (as defined below) delivered to the Escrow Agent and Stockholders' Agent prior to the termination of the Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. As soon as all such claims have been resolved and the Escrow Agent has received notice thereof from Parent, the Escrow Agent shall deliver to the persons listed on Annex I to this Agreement (the "Company Stockholders") that number of Shares determined by multiplying the total number of Shares then held by Escrow Agent by the percentage relating to Shares set forth next to the name of each Company Stockholder on Annex I. Unless Parent has delivered an Officer's Certificate as provided above, if prior to the end of the Escrow Period Stockholders' Agent provides the Escrow Agent and Parent a written notice that Parent is in default under the certain Promissory Note dated ___, 2002, by Parent to _________ and within ten business days after receipt of such notice by Parent, Parent has not provided written notice to Escrow Agent and Stockholders' Agent asserting that it is not in default under such Promissory Note, Escrow Agent shall deliver to the Company Stockholders that number of Shares determined by multiplying the total number of shares then held by Escrow Agent by the percentage relating to Shares set forth next to the name of each Company Stockholder on Annex I.

      2.4 OWNERSHIP. The Company Stockholders shall have all indicia of ownership of the Shares while they are held in the escrow account, including, without limitation, the right to vote the Shares (subject to Section 4.1 hereof) and the obligations to pay all taxes, assessments, and charges with respect thereto, but excluding the right to sell, transfer, pledge or hypothecate or otherwise dispose of any Shares; provided, that any distribution on or with respect to the Shares and any other shares or securities into which such Shares may be changed or for which they may be exchanged pursuant to corporate action of Parent affecting holders of Parent Common Stock generally shall be delivered to and held by Escrow Agent in the escrow account and shall be subject to the provisions herein. Except as contemplated hereunder, no Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, other than by will or by the laws of descent or distribution in the event of the death of a Company Stockholder, by a Company Stockholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of such Company Stockholder. Parent shall treat the Shares as outstanding for accounting purposes. In addition, within seven (7) days after the Closing, Parent and the Company Stockholders shall provide Escrow Agent with executed W-9 forms for tax reporting purposes.

      2.5 DISTRIBUTIONS. Any cash dividends, dividends payable in securities or other distributions of any kind (but excluding any shares of Parent Common Stock received upon a stock split or stock dividend) shall be promptly distributed by the Escrow Agent to, and for tax reporting purposes shall be allocable to, the beneficial holder of the Shares to which such distribution relates. Any shares of Parent Common Stock received by the Escrow Agent upon a stock split or stock dividend made in respect to the Shares shall be added to the escrow account and become a part thereof.

      Section 3. PROCEDURES FOR DISBURSEMENT. The Escrow Agent shall hold the Shares for the exclusive benefit of Parent and the Company Stockholders, as provided in this Escrow Agreement, and shall disburse the Shares only in accordance with the following terms and conditions:

            (a) Upon receipt by the Escrow Agent at any time on or before the last day of the Indemnification Escrow Period of an Officer's Certificate from Parent, the Escrow Agent shall, subject to the provision of Section 3(b) hereof, deliver to Parent the Shares having the value specified in the Officer's Certificate. "Officer's Certificate" shall mean a certificate signed by any officer of Parent: (A) stating that Parent has incurred "Damages," as defined in the Stockholders Agreement attached to the Merger Agreement, for which it is entitled to indemnity (hereinafter individually, a "Loss" and collectively, "Losses"), (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, and (C) the number of Shares to be delivered to Parent (based on the closing price of a share of Parent Common Stock on the trading day immediately preceding the date of submission of the Officer's Certificate, as reported on the Nasdaq National Market).

            (b) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholders' Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any portion of the Shares. After the expiration of such thirty (30) day period, unless Parent has notified the Escrow Agent in writing that the Stockholders have paid the Losses in cash, the Escrow Agent shall make delivery of the Shares requested by Parent in its Officer's Certificate; provided, however, that no such delivery may be made if the Stockholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall contain specific bases upon which such objection is being made and shall have been delivered to the Escrow Agent and Parent prior to the expiration of such thirty (30) day period. If the Stockholders' Agent only objects in part to the claim made in the Officer's Certificate, any Losses not objected to will be paid by the Escrow Agent to Parent.

            (c) If by the termination of the Escrow Period, the Escrow Agent has not received any written instructions or other documents specified in Section 3 directing the release of the Shares, the Escrow Agent shall deliver the Shares to the Company Stockholders, whereupon the Escrow Agent shall be relieved of any further obligation pursuant hereto.

            (d)   Upon disbursement of the Shares in accordance with this
Section 3, regardless of whether prior to the expiration of the Escrow Period, the Escrow Agent shall be discharged from all obligations under this Escrow Agreement and shall have no further duties or responsibilities in connection herewith.

      Section 4. ESCROW AGENT.

      4.1 DUTIES. The Escrow Agent undertakes only to accept, hold and disburse the Shares in accordance with the provisions of this Escrow Agreement. The Escrow Agent shall not be under any duty to give the Shares any greater degree of care than it gives its own similar property. With respect to any matter on which the holders of Parent Common Stock are entitled to vote, the Escrow Agent shall vote the Shares that it is entitled to vote as directed in writing by Stockholders' Agent.

      4.2 FEES AND EXPENSES. Parent shall pay all of the Escrow Agent's standard charges for professional services and its other charges in connection with the Escrow Agent's service under this Agreement.

      4.3 INDEMNIFICATION. Except with respect to claims based upon gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, Parent shall indemnify and hold harmless the Escrow Agent (and any successor to the Escrow Agent) from and against any and all costs, losses, claims, damages, liabilities and expenses (including reasonable costs of investigation, court costs and attorney's fees and related other charges) which may be imposed upon or incurred by the Escrow Agent in connection with its service as Escrow Agent hereunder, including any litigation arising from this Escrow Agreement or involving the subject matter hereof.

      4.4 AMBIGUITY OR DISPUTE. If the Escrow Agent is uncertain as to its duties and rights hereunder, or if any objections are received with respect to actions proposed to be taken by the Escrow Agent under Section 3, or in the event of any other dispute between or conflicting claims by or among Parent or any Company Stockholders with respect to the Shares, the Escrow Agent shall be entitled, at its sole option, to refuse to comply with any demands, claims or instructions and to refrain from taking any action other than to keep all property held by it in escrow until the Escrow Agent is directed otherwise in joint written instructions signed by Parent and the Stockholders' Agent or by a final, nonappealable judgment by a court of competent jurisdiction, and the Escrow Agent is authorized to deposit the Shares with, or commence an interpleader action in, any court of competent jurisdiction, whereupon the Escrow Agent shall be relieved of any further obligation pursuant hereto. The Escrow Agent shall not be or become liable in any way for actions taken in accordance with this Section 4.4.

      4.5 RESIGNATION. The Escrow Agent reserves the right to resign as Escrow Agent at any time, provided ten day's prior written notice is given to the other parties hereto. Parent reserves the right to remove the Escrow Agent by written notice at any time, provided that such notice is given to the Escrow Agent at least ten days prior to the effectiveness of such removal. Upon the resignation or removal of the Escrow Agent, Parent and Stockholders' Agent shall agree on a new Escrow Agent.

      Section 5. LIABILITIES OF ESCROW AGENT.

      5.1   LIMITATIONS ON ESCROW AGENT'S RESPONSIBILITY AND LIABILITY.

            (a) The Escrow Agent does not have any interest in the Shares but is serving as escrow holder only, having only possession thereof. The Escrow Agent makes no representation as to the validity, value, genuineness or sufficiency of the Shares.

            (b) The Escrow Agent shall be under no duty to accept instructions from any person other than Parent or the Stockholders' Agent, and shall only accept such instructions to the extent and in the manner provided in this Escrow Agreement.

            (c) The Escrow Agent shall be permitted to consult with counsel of its choice and shall not be liable for any action taken, suffered, or omitted by it in good faith in accordance with the advice of such counsel.

            (d) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, Parent shall indemnify and hold harmless the Escrow Agent (and any successor to the Escrow Agent) as provided in
Section 4.3.

            (e) The Escrow Agent shall not be liable for loss or damage resulting from any good faith act or forbearance of the Escrow Agent, any default, error, action or omission of any party other than the Escrow Agent, any delay that is not caused by the Escrow Agent, the Escrow Agent's assertion or failure to assert any cause of action or defense in any judicial or administrative proceeding, or any loss or damage that arises after the Shares has been disbursed in accordance with the terms of this Escrow Agreement.

      5.2 RELIANCE. The Escrow Agent shall be entitled to rely upon any order, judgment, certification, instruction, notice or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine, and may assume that any person purporting to give notice or receipt or advice or to make any statement or to execute any document in connection with the provisions hereof has been duly authorized to do so.

      5.3 NO IMPLIED DUTIES; COLLATERAL AGREEMENTS. The Escrow Agent shall not be obligated to perform any duties that are not expressly set forth in this Escrow Agreement, and no implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent.

      Section 6. TERMINATION. This Escrow Agreement shall be terminated on the earlier of (i) the disbursement by the Escrow Agent of the Shares, or
(ii) the termination of the Escrow Period, except as provided in Section 2.3 above. This Escrow Agreement shall not be otherwise terminated. The rights of the Escrow Agent and the obligations of Parent under Sections 4.2 and 4.3 shall survive notwithstanding termination of this Agreement or the resignation of the Escrow Agent.

      Section 7. OTHER PROVISIONS.

      7.1 NOTICES. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be deemed given on the date of delivery if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

      To Parent:                Digital Insight Corporation
                                26025 Mureau Road
                                Calabasas, California  91302
                                Attention:  President
                                Facsimile:  (818) 878-7555

                                With a copy (which shall not constitute
                                notice) to:

                                O'Melveny & Myers LLP
                                400 S. Hope Street
                                Los Angeles, California  90071
                                Attention:  Richard Boehmer, Esq.
                                Facsimile: (213) 430-6407


      To the Escrow Agent:
                                -------------------------
                                -------------------------
                                -------------------------
                                -------------------------
                                Attention:
                                            -------------
                                Facsimile:
                                            -------------


      To the Stockholders'
      Agent:                    David Becker
                                7820 Innovation Boulevard
                                Indianapolis, Indiana  46278

                                With a copy (which shall not constitute notice) to:

                                Sommer & Barnard, Attorneys at Law, PC
                                111 Monument Circle, #4000
                                Indianapolis, Indiana 46204-5198
                                Attention:  James A. Strain, Esq.
                                Facsimile:  (317) 236-9802

      7.2 BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and the Company Stockholders or their respective successors and assigns as permitted hereunder. No party to this Agreement may assign this Agreement or any rights hereunder without the prior written consent of the other parties hereto.

      7.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains all the terms agreed upon by the parties with respect to the escrow arrangement that is the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. This Agreement may be amended only by a written instrument signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      7.4 ADDITIONAL ACTIONS AND DOCUMENTS. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to use best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

      7.5 HEADINGS. The headings of the sections and subsections of this Agreement are for purposes of reference only and do not evidence the intentions of the parties.

      7.6 SEVERABILITY. In the event that a court of competent jurisdiction holds that a particular provision or requirement of this Agreement is in violation of any applicable law, each such provision or requirement shall be enforced only to the extent it is not in violation of such law or is not otherwise unenforceable, and all other provisions and requirements of this Agreement shall remain in full force and effect.

      7.7 GOVERNING LAW. This Agreement shall be governed by, and construed according to, the laws of Delaware (without regard to the choice of law provisions thereof).

      7.8 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.






        [The remainder of this page has been intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.



                                    DIGITAL INSIGHT CORPORATION



                                    By:
                                          -----------------------------
                                          Name:
                                          Title:




                                    [                       ],
                                    AS ESCROW AGENT



                                    By:
                                          -----------------------------
                                          Name:
                                          Title:  Authorized Officer




                                    DAVID BECKER,
                                    AS STOCKHOLDERS' AGENT




                                    -----------------------------------

                                     ANNEX I

                              COMPANY STOCKHOLDERS

                                    EXHIBIT C


                          FORM OF CERTIFICATE OF MERGER
                                       OF
                        VIRTUAL FINANCIAL SERVICES, INC.
                                      INTO
                                    VIFI LLC


      The undersigned limited liability company, organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That the name and state of organization of each of the constituent entities of the merger are as follows:

     NAME                     TYPE OF ENTITY       STATE OF ORGANIZATION

ViFi LLC             Limited Liability Company          Delaware
Virtual Financial    Corporation                        Delaware
Services, Inc.

      SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of ViFi LLC and Virtual Financial Services, Inc. in accordance with the requirements of Section 18-209 of the Limited Liability Company Act of the State of Delaware and Section 251 of the General Corporations Law of the State of Delaware.

      THIRD: That the name of the surviving limited liability company of the merger is ViFi LLC.

      FOURTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of ViFi LLC. The address of the principal place of business of ViFi LLC is 26025 Mureau Road, Calabasas, California 91302.

      FIFTH: That a copy of the Agreement and Plan of Merger will be furnished by ViFi LLC, on request and without cost, to any member of ViFi LLC or stockholder of Virtual Financial Services, Inc.


        [The remainder of this page has been intentionally left blank]

      IN WITNESS WHEREOF, ViFi LLC has caused this Certificate of Merger to be executed by its duly authorized officer this _______ day of ________.

                                    VIFI LLC

                                    By:  Digital Insight Corporation,
                                         its Manger



                                    By:
                                         -----------------------------
                                         Name:
                                         Title:

                                    EXHIBIT D

                          FORM OF NON-COMPETE AGREEMENT


      THIS NON-COMPETE AGREEMENT (this "Agreement") is made and entered into as of _______________, 2002, among ViFi LLC, a Delaware limited liability company ("Company"), Digital Insight Corporation ("Parent"), a Delaware corporation and holder of all of Membership Interest in Company, and David Becker ("Stockholder"). Reference is made to that certain Agreement and Plan of Merger, dated as of January 3, 2002 (the "Merger Agreement"), by and among Parent, Virtual Financial Services, Inc. and Company, which provides for
(a) Virtual Financial Services, Inc. to be merged with and into Company, with Company continuing as the surviving entity (the "Surviving Entity"); and
(b) all of the outstanding capital stock of Virtual Financial Services, Inc. to be converted into cash and shares of Parent's capital stock. Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Merger Agreement.


                             W I T N E S S E T H

      WHEREAS, on the date hereof, as a result of the consummation of the transactions described in the Merger Agreement, Parent owns all of the issued and outstanding shares of capital stock of Surviving Corporation;

      WHEREAS, Parent and Surviving Entity are engaged in the business of the delivery of products and services to enable financial institutions to provide retail and commercial banking, bill payment, online lending, target marketing, e-commerce and account aggregation over the Internet (the "Business");

      WHEREAS, Stockholder has considerable experience and knowledge with respect to the operation of the Business and knows or has access to confidential information and/or trade secrets associated with the operation of the Business that are competitively valuable;

      WHEREAS, if Parent and Surviving Entity are to receive the full value of the transactions consummated pursuant to the Merger Agreement, Parent and Surviving Entity must have full and enforceable assurances from Stockholder that Stockholder will preserve and protect, and will not use, the aforementioned confidential information and trade secrets. Without such assurances, Parent and Virtual Financial Services, Inc. would not have agreed to the transactions described in the Merger Agreement; and

      WHEREAS, if Parent and Surviving Entity are to receive the full value of the transactions consummated pursuant to the Merger Agreement, they must have the agreement of Stockholder that, following the Closing, Stockholder will not compete with the Business of Parent and Surviving Entity. Without such an agreement, Parent and Virtual Financial Services, Inc. would not have agreed to the transactions described in the Merger Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1. NON-COMPETITION. In view of the fact that any activity of Stockholder in violation of the terms hereof would deprive Parent, Surviving Entity and their affiliates (as defined below) of the benefit of the bargain under the Merger Agreement, as a material inducement to and a condition precedent of Parent's obligations thereunder, and to preserve the goodwill associated with Surviving Entity's business, Stockholder hereby agrees to the following restrictions on his activities:

      Stockholder hereby agrees that during the period commencing on the date hereof and ending 24 months after the date hereof, Stockholder will not, directly or indirectly, anywhere in the United States, engage in any activity which is, or participate or invest in, provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity), any business, organization or person (as defined below) other than Parent or Surviving Entity (or any affiliate of Parent or Surviving Entity), whose business, activities, products or services are competitive with the Business conducted by Parent or Surviving Entity (or any affiliate of Parent or Surviving Entity) as of the date hereof [other than activities by First Internet Bank as specifically authorized by that certain Non-Exclusive License Option, dated concurrently herewith.]. In addition, Stockholder hereby agrees that during the period commencing on the date hereof and ending 60 months after the date hereof, Stockholder will not, directly or indirectly, solicit Business, for or on behalf of Stockholder or any such competitor, from any entity or person who was a client of Surviving Entity on the date hereof. The parties intend that the covenants contained in the preceding portion of this paragraph shall be construed as a series of separate covenants, one for each of the separate geographical areas to which this Agreement applies. Except for the geographic coverage, the terms of each such covenant shall be deemed identical to the terms of the covenant described above.

      Stockholder hereby agrees that during the period commencing on the date hereof and ending 24 months after the date hereof, Stockholder will not, without the express written consent of Parent, directly or indirectly, anywhere in the United States, solicit for employment, for or on behalf of Stockholder or any such competitor, any officer or employee of Surviving Entity, or encourage, for or on behalf of Stockholder or any such competitor, any such officer or employee to terminate his or her relationship or employment with Surviving Entity.

      Notwithstanding anything herein to the contrary, Stockholder may make passive investments in any enterprise, the shares of which are publicly traded, if such investment constitutes less than five (5) percent of the equity of such enterprise. As of the date of this Agreement, Stockholder has no business interests in or relating to the Business whatsoever other than his interest in Virtual Financial Services, Inc., and interests in public companies of less than five (5) percent.

      For purposes of this Agreement, the term "person" shall mean an individual, a corporation, an association, a partnership, a limited liability company, an estate, a trust, and any other entity or organization, and any reference to an "affiliate" of a person shall be deemed to include any person controlling, controlled by or under common control with such person.

      Section 2. SCOPE OF AGREEMENT. The parties acknowledge that the time, scope, geographic area and other provisions of this Agreement have been specifically negotiated by sophisticated commercial parties and agree that
(a) all such provisions are reasonable under the circumstances of the transactions contemplated by the Merger Agreement, (b) all such provisions are given as an integral and essential part of the transactions contemplated by the Merger Agreement, and (c) but for the covenants of Stockholder contained in this Agreement, the other parties hereto would not have entered into or consummated the transactions contemplated by the Merger Agreement. Stockholder has independently consulted with Stockholder's counsel and has been advised in all respects concerning the reasonableness and propriety of the covenants contained herein, with specific regard to the Business to be conducted by Parent, Surviving Corporation and their affiliates.

      Section 3. CERTAIN REMEDIES; SEVERABILITY. It is specifically understood and agreed that any breach of the provisions of this Agreement by Stockholder will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy they may have, Parent and Surviving Entity shall be entitled to enforce the specific performance of this Agreement by Stockholder through both temporary and permanent injunctive relief without the necessity of proving actual damages, but without limitation of their right to damages and any and all other remedies available to them, it being understood that injunctive relief is in addition to, and not in lieu of, such other remedies. In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The existence of any claim or cause of action which Stockholder may have against Parent, Surviving Entity or any of their affiliates shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement.

      Section 4. JURISDICTION. The parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of California to construe and enforce the covenants contained in this Agreement. In the event that the courts of any state shall hold such covenants unenforceable (in whole or in part) by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination shall not bar or in any way affect the right of Parent, Surviving Entity or any of their affiliates to the relief provided for herein in the courts of any other state within the geographic scope of such covenants, as to breaches of such covenants in such other respective states, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

      Section 5. NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been given on the date of delivery if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or such other address or telecopy numbers for a party as shall be specified by like notice):

To Parent               Digital Insight Corporation
or Surviving            26025 Mureau Road
Entity:                 Calabasas, California  91302
                        Attention:  President
                        Facsimile:  (818) 878-7555

                        with a copy (not constituting notice) to:

                        O'Melveny & Myers LLP
                        400 South Hope Street
                        Los Angeles,  California  90071
                        Attention:  Richard Boehmer, Esq.
                        Facsimile:  (213) 430-6407

To Stockholder:         David Becker
                        7820 Innovation Boulevard
                        Indianapolis, Indiana  46278

                        with a copy (not constituting notice) to:

                        Sommer & Barnard, Attorneys at Law, PC
                        111 Monument Circle, #4000
                        Indianapolis, Indiana 46204-5198
                        Attention:  James A. Strain, Esq.
                        Facsimile:  (317) 236-9802

      Section 6. MISCELLANEOUS. This Agreement shall be governed by and construed under the laws of the State of Delaware, and shall not be modified or discharged in whole or in part except by an agreement in writing signed by the parties hereto. The prevailing party in any controversy hereunder shall be entitled to reasonable attorneys' fees and expenses. The failure of any of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement shall inure to the benefit of, and be binding upon, successors of Parent and Company by way of merger, consolidation or transfer of substantially all the assets of Parent or Company as applicable, and may not be assigned by Stockholder.
This Agreement supersedes all prior understandings and agreements between the parties relating to the subject matter hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    VIFI LLC



                                    By:   Digital insight Corporation, its
                                          Manager
                                    By:
                                          -------------------------------
                                          Name:
                                          Title:




                                    DIGITAL INSIGHT CORPORATION



                                    By:
                                          -------------------------------
                                          Name:
                                          Title:




                                    STOCKHOLDER



                                    -------------------------------









                  [Signature page to Non-Compete Agreement]

                                    EXHIBIT E

                             FORM OF PROMISSORY NOTE


      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR HYPOTHECATED WITHOUT COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES LAWS OR AN AVAILABLE EXEMPTION THEREFROM.

$__________                                            Los Angeles, California
                                                         _______________, 2002

      FOR VALUE RECEIVED, Digital Insight Corporation, a Delaware corporation ("Maker"), unconditionally promises to pay to the order of _______________ ("Payee"), the principal amount of ____________________ dollars ($__________), with interest on the unpaid principal amount from the date hereof until principal is paid in full at a rate of six percent (6%) per annum. $_____ of the principal hereof shall be payable on each of _____, 2002, _____, 2002, _____, 2002 and _____, 200__. Interest shall be payable in arrears on the same day principal is payable.

      1. PAYMENT. Principal and interest on this note are payable in lawful money of the United States at _______________, or such other place as Payee shall have designated in writing for such purpose at least five business days in advance of the applicable payment date.

      If any payment of principal or interest on this note shall become due on a Saturday, Sunday or legal holiday under the laws of the State of California, or any other day on which banking institutions in The City of Los Angeles are obligated or authorized by law or executive order to close, such payment shall be made on the next succeeding business day in California, and any such extended time of the payment of principal shall be included in computing interest at the rate this note bears prior to maturity in connection with such payment.

      2. PREPAYMENT. Maker shall prepay in full the unpaid principal amount of this note and any accrued and unpaid interest to, but excluding, the date of repayment, on the earlier of (i) the closing of a sale of equity securities or debt securities of Maker that results in Maker receiving at least $25,000,000 in net proceeds, and (ii) any merger, sale of assets as an entirety or substantially as an entirety, recapitalization or business combination involving Maker where the holders of the Common Stock of Maker immediately prior to such transaction do not own, directly or indirectly, 50% or more of the aggregate voting power of the resulting entity. Principal and interest on this note may also be prepaid at any time, in whole or in part, without premium or penalty in lawful money of the United States. If Maker elects to prepay this note, or any portion hereof, it shall give notice of such prepayment in writing not less than ten (10) nor more than thirty (30) days prior to the date fixed for such prepayment, which notice shall specify: (i) the date fixed for prepayment; and (ii) the amount of such prepayment. Prepayments shall include payment in cash of all accrued interest on the amount so prepaid.

      Upon receipt of any payment or prepayment of interest or principal, Payee shall make a notation on this note of the payment received and provide Maker with evidence acceptable to Maker that the payment has been received by Payee and so noted. Upon payment in full, this note shall be surrendered to Maker for cancellation.

      3. AUTHORITY. Maker has the corporate power and authority to execute and deliver this note, and to carry out its obligations hereunder, and no other corporate proceedings on the part of Maker is necessary to authorize such execution, delivery or performance. This note has been duly and validly executed and delivered by Maker and constitutes a legal and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally, or by general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity).

      4. Default. Maker shall be in default hereunder upon the occurrence of any one of the following events:

      (a) default in the payment of interest on this note to Payee when due, which default shall continue and remain unremedied for at least five days;

      (b) default in the payment of principal on this note to Payee when due, whether at maturity or otherwise;

      (c) a court having jurisdiction shall have entered a decree or order granting relief in respect of Maker in any involuntary proceeding under any applicable bankruptcy, insolvency, conservatorship, receivership, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, trustee, assignee or custodian, or similar official, of Maker or of all or substantially all of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in full force and unstayed for a period of 60 days; or

      (d) Maker shall institute proceedings for relief under any applicable bankruptcy, insolvency, conservatorship, receivership, reorganization or any other similar law now or hereafter in effect, or shall consent to the institution of any such proceeding against it, or shall consent to the appointment of a receiver, liquidator, trustee, assignee or custodian, or similar official, of it or of all or substantially all of its property, or shall make an assignment for the benefit of creditors.

Whenever Maker shall be in default as aforesaid, Payee, at its option, may declare the entire unpaid principal balance hereof together with all accrued and unpaid interest thereon immediately due and payable. Maker agrees to pay on demand all costs of collection, including reasonable attorneys' fees, paid or incurred by Payee in enforcing any rights of Payee.

      5.   MISCELLANEOUS.

      (a) All notices and other communications provided for hereunder shall be in writing and mailed, telecopied or delivered as follows: if to Maker, at its address specified opposite its signature below; and if to Payee, at _________________________; or in each case at such other address as shall be designated by Payee or Maker. All such notices and communications shall, when mailed or telecopied or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by telecopier.

      (b) No failure or delay on the part of Payee to exercise any right, power or privilege under this note and no course of dealing between Maker and Payee shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this note are cumulative to, and not exclusive of, any rights or remedies that Payee would otherwise have. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Payee to any other or further action in any circumstances without notice or demand.

      (c) If any provision in or obligation under this note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      (d) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF MAKER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      (e) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST MAKER ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS NOTE MAKER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE.

      THIS NOTE (OR ANY INTEREST IN THIS NOTE) SHALL NOT BE (1) TRANSFERRED BY PAYEE WITHOUT THE PRIOR WRITTEN CONSENT OF MAKER, WHICH CONSENT MAY BE WITHHELD BY MAKER FOR ANY REASON OR (2) PLEDGED BY PAYEE WITHOUT THE PRIOR WRITTEN CONSENT OF MAKER, WHICH CONSENT MAY NOT BE UNREASONABLY WITHHELD.

      IN WITNESS WHEREOF, Maker has caused this note to be executed and delivered by its duly authorized officer as of the day and year and at the place first above written.


                              DIGITAL INSIGHT CORPORATION


                              By:
                                       ---------------------------
                              Title:
                                       ---------------------------

                              Address:

                                    EXHIBIT F

                    TERMS OF OPTION FOR NON-EXCLUSIVE LICENSE


1.   Option in favor of re: Member Data Services, Inc.

2.   Term of option: Perpetual

3.   If option is exercised, the terms of the license will be as follows:

      a. non-exclusive license to use the source code to provide internet banking solely to First Internet Bank;

      b.   no right to sublicense or franchise;

      c. no obligations on the part of Surviving Entity or Parent to maintain the source code or run the code on the servers of Surviving Entity or Parent;

      d. re: Member Data Services, Inc. to pay to Surviving Entity a fee of $0.25 per customer/end user per month; and

      e.   such other terms and conditions as the parties may agree to.

                                    EXHIBIT G

                        FORM OF MASTER INTERFACE SUPPORT
                             AND MARKETING AGREEMENT


                                 DIGITAL INSIGHT

                Master Interface Support and Marketing Agreement



      This Master Interface Support and Marketing Agreement (the "Agreement") is entered into as of the last date indicated in the Signature Page below ("Effective Date") by and between Digital Insight Corporation, located at 26025 Mureau Road, Calabasas, California 91302 ("DI") and the entity whose name and address are indicated in the Signature Page below ("Partner").



                                  INTRODUCTION

      WHEREAS, DI is in the business of providing home banking, cash management and other interactive financial services through the Internet to customers of financial institutions;

      WHEREAS, Partner is the owner of certain data processing systems and is in the business of providing transaction processing and other administrative services to financial institutions;

      WHEREAS, the Parties wish to have Partner continue to support existing interface software and to develop new interface software that will allow DI's systems to interface with Partner's core data processing systems;

      WHEREAS, Partner wishes to make available DI's online interactive financial products and services to Partner's financial institution clients; and

      WHEREAS, DI wishes to have Partner solicit, and Partner wishes to solicit, orders for the online interactive financial services offered by DI from Partner's financial institution clients.

      NOW THEREFORE, DI and Partner (each a "Party"; together, the "Parties") agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      As used in this Agreement, each of the following terms has the meaning set forth hereafter, such meaning to be equally applicable both to the singular and plural forms of the terms herein defined:

1.1 "AFFILIATE" means, with respect to any Party, any individual or entity that directly or indirectly controls, is controlled by or is under common control with that Party. As used in this definition, "control" means either (a) the ownership of greater than fifty percent (50%) of an entity's voting securities or (b) the ability, through contract or otherwise, to control an entity's operating activities.

1.2 "CERTIFICATION" is the process by which Partner tests the reliability and functionality of DI Interface and certifies its suitability for deployment, as set forth more fully in Section 2.1.3 herein.

1.3 "DELIVERY DATE" means the date on which the DI Services are generally commercially available to the End Users, as determined by DI in its sole discretion.

1.4 "DI CUSTOMER" means a financial institution that has contracted with DI, or its Affiliate, to receive the DI Services.

1.5 "DI INTERFACE" means the software application, programs and administrative platforms developed by DI and its Affiliates which will permit the DI System to access and operate with Partner's data processing system.

1.6 "DI MARKS" means the trademarks, trade names, service marks, service names, logos that are proprietary to DI and its Affiliates, and any additions, modifications or improvements to the foregoing that may be made by DI from time to time.

1.7 "DI SERVICES" means the online interactive financial products and services provided by DI, or by its Affiliates, to DI Customers, including, without limitation, a proprietary home banking, cash management and bill payment, lending, account aggregation, check imaging, target marketing, and eCommerce portal products and services, each as set forth more fully on Exhibit A attached hereto, and all future improvements, enhancements and modifications thereto (whether in the form of upgrades, new releases or new versions).

1.8 "DI SYSTEM" means the Equipment, the DI Interface, software and administrative platform necessary to provide the DI Services.

1.9 "DI TECHNOLOGY" shall mean: (i) the DI System; (ii) any and all technology, information, data, know-how, ideas, designs, software, inventions, documentation, resources and all other tangible and intangible items made, conceived or reduced to practice by DI alone or jointly with Partner or any third party hereunder, or in the maintenance, operation or improvement of the Services; and (iii) all DI Intellectual Property rights in (i) and (ii).

1.10  "END USER" means the ultimate user of the DI Services.

1.11 "EQUIPMENT" means the router, channel service unit, dial-up modem, PCs, (in some cases port servers or PC middleware controller) and connecting cables required to provide the communications link from Partner's host computer system to the DI frame relay.

1.12 "FEE BASED CUSTOMER" means a Partner Customer that executes a Master Services Agreement with DI or its Affiliates for the purchase of DI Services during the Term of this Agreement.

1.13 "INITIAL ORDER" means the DI Services originally procured by a Fee Based Customer under a DI Master Services Agreement, and limited to the initial term of that Master Services Agreement, for which Partner shall receive Monthly Fees. Initial Order excludes any upgrades, add-ons and additional products and services purchased by the Fee Based Customer subsequent to the original execution of the Master Services Agreement.

1.14 "INTELLECTUAL PROPERTY" means any and all (by whatever name or term known or designated) tangible and intangible and now or hereafter known or existing: copyrights (including derivative works, as defined by the United States Copyright Act, thereof), trade secrets, mask work rights, know-how, patents, shop-rights and any other intellectual and industrial property and proprietary rights, of every kind and nature throughout the universe and however designated, and including all registrations, applications, renewals and extensions thereof, but in no event shall Intellectual Property include any trademark, trade name, service mark or other origin or products or services.

1.15  "MONTHLY FEES" has the meaning set forth in Section 7.1 below.

1.16  "PARTNER CUSTOMER" means a financial institution customer of Partner.

1.17 "PARTNER INTERFACE" means the software and administrative platforms developed by Partner which will interact with the DI Interface to permit the DI System to access and operate with Partner's data processing system.

1.18 "PARTNER MARKS" means the trademarks, trade names, service marks, service names, logos that are proprietary to Partner, and any additions, modifications or improvements to the foregoing that may be made by Partner from time to time.

1.19  "PARTNER MATERIALS" has the meaning set forth in Section 2.1.1(a) below.

1.20  "PARTNER SYSTEM" means the Partner data processing system.

1.21 "TECHNICAL SUPPORT" means technical support and other assistance as may be reasonably requested by DI for development, testing, Certification, operation, maintenance, improvement and expansion of the DI Interface, which shall include, without limitation, the "Baseline Technical Support" as provided in Section 2.2 herein.

1.22  "TERM" has the meaning set forth in Section 11.1.

1.23  "TESTING ENVIRONMENT" has the meaning set forth in Section 2.1.2 below.

1.24 "WEB SITE" means a financial institution's presence or location on the World Wide Web portion of the Internet, containing, without limitation, a home page and additional documents and files.



                                   ARTICLE II

                        INTERFACE SOFTWARE AND SERVICES.



2.1   INTERFACE DEVELOPMENT.

      2.1.1. DEVELOPMENT AND TESTING OF INTERFACES

             (a) Partner shall provide to DI or its Affiliates, free of charge, all data fields and applications within the Partner System, and other formats, layouts, specifications, applications, information, sample file extracts, or other materials within or related to the Partner System as required for the development and testing of the DI Interface, improvement and expansion of the DI Services, and development of new products and features of the DI Services (the "Partner Materials").

             (b) Upon DI's reasonable request, Partner shall develop and provide the Partner Interface to the Partner System and shall use commercially reasonable efforts to maintain the Partner Interface and to make such changes thereto in order to permit the DI System and DI Interface to communicate and operate effectively with the Partner System at all times.

      2.1.2 TESTING ENVIRONMENT. Partner shall provide DI with a test environment (including without limitation any hardware or software, and test accounts including user names and passwords, which shall be updated monthly) as necessary for the testing of the DI Interface. DI hereby grants Partner a limited, revocable, nontransferable license to use the DI Interface solely for testing purposes.

      2.1.3 CERTIFICATION. DI shall test, and Partner shall cooperate with efforts to test, the reliability and interoperability of the DI Interface and, if appropriate, certify its suitability for deployment (the "Certification") (a) prior to Partner being entitled to access data from, or otherwise communicate with, the Digital Insight System, and (b) at such other times as DI, in its sole discretion, may reasonably determine (including, without limitation, in the event of a modification to the DI Interface). Partner acknowledges that if Partner fails to cooperate fully with DI Certification efforts as may be required from time to time during the term of this Agreement, then the Fee Based Customers' ability to access data from, or otherwise communicate with, the DI System may be compromised and may result in losses to DI which are subject to Partner's indemnification obligations, and further that the Monthly Fees may be suspended until such time as Partner furnishes such Certification cooperation. To facilitate any Certification, Partner hereby agrees to provide to DI free of charge any data, materials and assistance as DI may reasonably request.

      2.1.4 ACCESS. Partner will provide DI with access at any site within its control where the Partner System is installed, as necessary for installation of the DI Interface and Equipment to provide the DI Services to a Fee Based Customer.

      2.1.5 TECHNICAL COMMUNICATION. DI and Partner each agree to provide to the other any information regarding the operation or performance of either the DI System or the Partner System which is either material or substantive prior to undertaking system changes which may affect either the operation or performance of the DI System or Partner System.

      2.1.6 TELECOMMUNICATION CHARGES. DI, on behalf of DI Customers, will pay the cost of telecommunications between DI and Partner systems necessary to facilitate testing and maintaining the DI Interface, and ongoing production environment to provide the DI Services to Fee Based Customers.

      2.1.7 SECURITY PROVISIONS. Partner and DI will operate under jointly developed, mutually agreeable standards for password security into the DI System.

      2.1.8 CONNECTIVITY. For online interfaces, Partner will use commercially reasonable efforts to support TCP/IP connectivity. For batch interfaces, Partner will provide extract files via FTP through dial-up asynch modem or frame connectivity.

2.2   TECHNICAL SUPPORT.

      2.2.1 TECHNICAL SUPPORT. Partner will provide DI with all necessary Technical Support during the Term of the Agreement. The parties agree that the cost of any Technical Support provided by Partner hereunder is included in the Monthly Fees set forth on Exhibit A.

      2.2.2 TECHNICAL SUPPORT FOLLOWING EXPIRATION OR TERMINATION. Following any expiration or termination of this Agreement, Partner shall continue to provide Technical Support and Partner Materials to DI, as requested by DI to provide the DI Services to DI's existing Fee Based Customers as of the date of such termination or expiration. DI shall pay Partner the Monthly Fees set forth on Exhibit A during such period in which Partner provides the Technical Support following expiration or termination.

      2.2.3 FAILURE TO PROVIDE. Any failure by Partner to provide Technical Support during the Term of the Agreement shall be deemed a material breach of this Agreement. In addition, in the event of any failure by Partner to provide Technical Support under this
            Section 2.2, DI may suspend its payment obligations to Partner for the duration of such failure without incurring any liability for such suspension.

      2.2.4 CHANGES IN PARTNER MATERIALS. In the event of any new release, new version, modification, or bug-fix to the Partner System, Partner will provide DI with any Partner Materials necessary for full operability of the DI Interface with such new or modified Partner System. In the event of a new release of the Partner System
            (noted by a change to the left of the decimal place in the release number, e.g., 1.0 to 2.0), Partner shall provide DI with such Partner Materials one-hundred-and-eighty (180) days prior to the general commercial availability of such new release. In the event of a new version of the Partner System (noted by a change to the right of the decimal place in the release number, e.g.,
            1.1 to 1.2) Partner shall provide DI with such Partner Materials ninety (90) days prior to the general commercial availability of such new version. Notwithstanding the foregoing, Partner shall use commercially reasonable efforts to provide DI with such Partner Materials as promptly as reasonably possible.

      2.2.5 CURRENTLY INSTALLED INTERFACES. If the DI Interface is currently installed, any proposed additional expansion of, or modifications to, the DI Interface relating to the existing Partner System as of the Effective Date shall first be mutually agreed upon by the Parties. Partner shall provide, or make available to DI, free of charge, the Partner Materials (including without limitation all data fields, formats, layouts, specifications, application information, or other materials) within or related to the Partner System as required for the development and testing of such expanded or modified DI Interface.

      2.2.6 GENERAL PARTNER OBLIGATIONS. Partner shall provide Digital Insight with all information, facilities and assistance as DI may reasonably require in order to fulfill its obligations hereunder, including, but not limited to: (a) providing personnel capable of interfacing with DI technical support personnel; (b) maintaining proper hardware and software maintenance procedures and operating methods; (c) implementing proper procedures for security of data, accuracy of input and output, back-up plans, and escalation procedures, including without limitation restart and recovery plans in the event of hardware or software failure or malfunction; (d) participating in DI's periodic disaster recovery tests at no cost to DI; (e) submitting to, cooperating with and participating in any financial, regulatory or other audits by DI and/or any federal or state regulatory authorities; and (f) providing to DI or DI's federal and/or state regulators, upon written request, copies of any and all audited financial and electronic data processing reviews and reports (i.e., third party reviews).

2.3   LICENSES AND OWNERSHIP OF PROPRIETARY RIGHTS.

      2.3.1 GRANT OF LICENSE. Partner hereby grants to Digital Insight a limited, non-exclusive, nontransferable, worldwide, royalty-freelicense to the use Partner Interface and the Partner Materials solely for the purpose of providing the Digital Insight Services to Partner and all future customers of Digital Insight during the term of this Agreement.

      2.3.2 OWNERSHIP. It is the intent and the desire of the Parties to maintain separate technologies. As such, (a) Digital Insight shall own all right, title and interest in and to the Digital Insight Interface, the Digital Insight System, and all modifications, updates, enhancements, software and materials developed by or for Digital Insight in connection therewith, and (b) Partner shall own all right, title and interest in and to the Partner
            Materials, the Partner Interface and all modifications, updates, enhancements, software and materials developed by Partner in connection therewith. The intellectual property in any completed documents or works which contain the Digital Insight Interface, the Digital Insight System, or the Other Digital Insight Interfaces, as well as the Partner Interface, Partner Materials, or any combination thereof, shall not be deemed jointly owned by the Parties. Neither of the Parties may on its own exploit any such works except (i) under the terms of this Agreement; (ii) with the express prior written permission from the other Parties; or (iii) after all material owned by the other party has been removed.


                                   ARTICLE III

                          APPOINTMENT OF REPRESENTATIVE

3.1 APPOINTMENT. DI hereby appoints Partner as its non-exclusive representative to market and promote DI Services and to solicit orders for DI Services, and Partner accepts such appointment, all in accordance with the terms and conditions of this Agreement. Partner acknowledges and agrees that, with regard to Partner, this appointment is non-exclusive as to geographic area and that DI may itself or through resellers or agents, resell or market DI Services in any given geographic area at any time. Partner shall solicit orders only from Partner Customers, and shall not market and promote DI Services to (i) customers of other entities providing core processing services or service bureaus to financial institutions; (ii) Internet service providers or ASP aggregators; (iii) software providers, or other re-marketers of online financial services; (iv) any other entity that intends, directly or indirectly, to resell or license the DI Services to financial institutions; or (v) DI Customers with whom DI has an existing contractual relationship. Partner has no authority to appoint any associate re-marketers or sub-dealers of DI Services without first obtaining DI's written consent. Partner agrees that all orders shall be solicited only in conjunction with the data processing services of Partner and acknowledges that it has no authority to solicit orders for DI Services on a stand-alone basis.

3.2 RELATIONSHIP OF PARTIES. DI and Partner are separate and independent entities. Nothing in this Agreement shall be construed to create a relationship other than that of independent parties contracting with each other solely for the purpose of carrying out the provisions of this Agreement. Neither Party is granted any express or implied right or authority by the other Party to assume or create any obligation or responsibility on behalf of or in the name of the other Party in any manner whatsoever unless an authorized representative of the other Party first consents thereto in writing. Each Party retains its own authority and responsibility for its organization. Partner shall have the right to appoint and employ, and shall be responsible for its own salespeople, employees, agents and representatives and shall be solely responsible for determining the manner of its performance under this Agreement.

3.3 PERIODIC MEETINGS. Partner and DI shall meet at least annually for the purpose of reviewing and discussing activity related to this Agreement.

3.4 PARTNER EXCLUSIVITY. Partner agrees that during the Term of this Agreement, Partner shall not directly or indirectly market, sell, resell, license, distribute, recommend, endorse or otherwise promote any eFinance services or online banking solutions that are competitive to the DI Services to the Partner Customers or prospective Partner Customers.


                                   ARTICLE IV

                            PARTNER RESPONSIBILITIES.

4.1 SALES EFFORTS. Partner shall exert commercially reasonable efforts to market and promote DI Services to Partner Customers and prospective Partner Customers. Without limiting the foregoing, Partner shall:

      4.1.1 On a quarterly basis provide DI with a complete contact list of Partner Customers to enable DI to conduct mailing and telemarketing campaigns at DI's expense,

      4.1.2 Allow DI to exhibit marketing information and demonstrations of the DI Services, and provide speaking opportunities at all events sponsored by Partner where such Internet financial services are included in the event, provided that DI pay all applicable fees as charged by Partner to other endorsed providers, and

      4.1.3 Include DI in Partner listings of business partners whether written or electronic, with product and company information and refer to DI as Partner's Exclusive Partner as set forth in Sections 3.4 and
            6.4 herein.

4.2 TRAINING. DI will conduct up to one (1) Partner sales qualification training session per year at a Partner sales meeting at the expense of DI. Partner shall provide DI with a complete contact list of its sales and account management personnel to enable DI to directly communicate DI Services information to such personnel.

4.3 CONTACT POINTS. The parties will each assign an Alliance Manager to oversee the Parties relationship and act as the primary point of contact to address and respond to inquiries and issues that may arise under this Agreement. Additionally, Partner shall appoint and maintain an individual to serve as a primary point if contact for technical issues regarding interface, implementation, and testing related issues concerning the DI System and Partner System.

                                    ARTICLE V

                                  ORDER PROCESS

5.1 PRICING. Partner shall solicit orders for DI Services at the then-current list prices established by DI. DI reserves the right to amend the price list, at its sole discretion. DI will promptly communicate the new price list to Partner in writing. DI will honor its prices quoted by Partner in any outstanding proposals presented prior to the receipt of the new price list for a period of sixty (60) days from the date of notice to Partner of the price change.

5.2 LEADS AND CUSTOMER CONTRACTS. Partner shall forward all leads it receives for the DI Services to DI in the form set forth on Exhibit B Lead Registration Form. DI may, in its sole discretion, accept or reject the Lead Registration Form. DI shall have the exclusive and final authority to negotiate the terms of the service contract (the "Master Services Agreement" or "MSA") with a potential Fee Based Customer for DI Services. Partner acknowledges that DI shall have no obligation to provide the DI Services with respect to any financial institution until such time as DI has obtained an executed MSA from such financial institution. Partner agrees to provide such sales assistance as is reasonably requested by DI to close the sale.

5.3 INVOICING. DI will be responsible for all invoicing of fees for the DI Services with respect to its fees to Fee Based Customers. Partner agrees to provide such assistance as is reasonably requested by DI from time to time to facilitate the collection process. Partner will be solely responsible for all invoicing for its own services to Fee Based Customers.

5.4 FEES FOR INTERFACE. Partner may charge a fee to Fee Based Customers, including a one-time implementation fee and recurring access fee, so long as such charges do not exceed the fees for similar interface software offerings provided to other Partner Customers. Moreover, Partner agrees that any fees charged by Partner to a Fee Based Customer shall not exceed the fees charged for similar interface software offerings provided to the Fee Based Customer by Partner.


                                   ARTICLE VI

                           ADVERTISING AND PROMOTION.

6.1 MARKETING MATERIALS. DI will provide to Partner, free of charge, sufficient quantities of marketing materials for the promotion of the DI Services. Partner shall not use the DI Marks on any stationary, documents or advertising without first obtaining the written consent of DI.

6.2 ADVERTISING AND PROMOTIONS. During the Term of this Agreement, Partner will promote and present DI as Partner's Exclusive Partner for eFinance services and/or online banking solutions, as set forth in Section 3.4 herein. All advertising placed by Partner shall be at its sole expense. All advertising placed by DI shall be at the sole expense of DI. Each Party, respectively, shall have the opportunity to review and approve in writing all advertising and promotions placed by the other where the non-placing Party's name, product or service name, logo or trademark appears.

6.3 ACKNOWLEDGMENT OF RELATIONSHIP/AFFILIATION. For purposes of press releases and other public announcements regarding Partner relationship/affiliation with DI, Partner agrees to request in writing prior to publication, permission to use the DI name, product or service name, logo or trademark and as such DI will not deny such requests without cause. In addition, DI agrees to obtain in writing prior to publication, permission to use the Partner name, logo or trademark.

6.4   DEMONSTRATION COPIES.

      6.4.1 In the performance of Partner's obligations hereunder, it may be necessary for Partner to demonstrate the DI System and DI Services. Accordingly, DI will provide Partner with a demonstration copy(ies) of the software program and applications, as appropriate, that enable the DI Services (the "Demo Software") and all subsequent updates, at no additional cost. Subject to the terms and conditions herein, during the Term of this Agreement DI hereby grants to Partner a non-exclusive, non-transferable, limited license to use the Demo Software for the sole purpose of demonstrating the DI Services to Partner Customers and prospective Partner Customers.

      6.4.2 Partner shall not copy, alter, modify, translate, decompile, disassemble, reverse engineer, or otherwise attempt to derive source code, or create derivative works of the Demo Software, or any part thereof, or knowingly allow others to do so, during or after the Term.

      6.4.3 Except as otherwise specifically provided in this Agreement, Partner shall not loan, rent, lease, provide, sub-license or otherwise transfer the Demo Software, including any part thereof, to any other person or entity.

      6.4.4 The Demo Software and all copies thereof are and shall remain the exclusive property of DI and must be returned to DI upon termination or expiration of this Agreement, or destroyed upon the request of DI.


                                   ARTICLE VII

                                  COMPENSATION

7.1 MONTHLY FEES. DI will pay Partner a monthly fee in the amount corresponding to the schedule set forth in Exhibit A attached hereto for each Fee Based Customer for all Initial Orders for a period not to exceed one (1) year from the Delivery Date applicable to such Fee Based Customer ("Monthly Fees") so long as the Fee Based Customer remains a DI Customer. The Monthly Fees consist of Partner's percentage share of the net fees actually received by DI from Fee Based Customers for monthly charges, as described further in Exhibit A. Partner acknowledges and agrees that the Monthly Fees shall apply only to new Fee Based Customers following the Effective Date and shall not apply to any Fee Based Customers who are DI Customers at or prior to the Effective Date, even if such DI Customer is also a Partner Customer.

7.2 DELIVERY DATE. The Monthly Fee shall not accrue for any Fee Based Customer until thirty (30) days following the Delivery Date for such Fee Based Customer. In no event shall DI have any obligation to pay Monthly Fees in the event of any suspension, failure or termination by Partner of its Technical Support obligations hereunder.

7.3 PAYMENT. DI shall pay Partner all amounts due Partner via automated clearing house ("ACH") or check within thirty (30) days following the end of the calendar month for which such Monthly Fees have accrued.

7.4 RIGHT TO AUDIT. Each Party shall maintain complete and accurate records with respect to its obligations hereunder. Each Party hereby grants the other the right to audit such records, provided that any such audits may occur no more than once per calendar year upon at least ten (10) days prior written notice and subject to any such auditor entering into a confidentiality agreement reasonably acceptable to the Party whose records are subject to inspection, and further subject to any confidentiality obligations owed to third parties. All such records shall be made available to the other Party's independent certified public accountant for the purpose of confirming the accuracy of any reports, cooperative advertising expenses or payments made hereunder.


                                  ARTICLE VIII

                         NON-DISCLOSURE AND USE OF MARKS

8.1   CONFIDENTIAL INFORMATION AND TRADE SECRETS.

      8.1.1 For purposes hereof "Confidential Information" shall mean all information exchanged by Partner and DI in connection with: the negotiation, execution and performance of this Agreement; any other data or information that is sensitive material and not generally known to the public, including, but not limited to, pricing (including, without limitation, any DI price lists), products, services, marketing and sales plans and estimates, financial data, operations, customer relations or service and business performance results, customer lists, and End User data; any other technical information, design, process, procedure, formula, invention, know-how or improvement that is commercially valuable and secret; all confidential or proprietary concepts, documents, reports, data (including financial institution end user data), specifications, computer software, flow charts and databases provided by either Party during the negotiation, execution or performance of this Agreement. In addition, Confidential Information shall include, without limitation, the DI Technology, the DI System, the Partner System, the Partner Materials and all elements and components thereof.

      8.1.2 In the event either Partner or DI discloses Confidential Information to the other, the receiving Party shall: (1) use such Confidential Information only for the purposes for which such disclosure was made; (2) restrict dissemination to employees on a need-to-know basis and only to those employees who have executed a nondisclosure agreement as protective of the other Party's Confidential Information as of its own confidential information, and which makes such other Party under this Agreement a third party beneficiary of such nondisclosure agreement, with all rights necessary to fully enforce the nondisclosure agreement with respect to its own Confidential Information; (3) prohibit dissemination to uninvolved third parties, such as investors and other nonaffiliated entities; and (4) guard such information from disclosure with the same degree of care the receiving Party guards its own information of a like character, but under no circumstances less than a reasonable degree of care.

      8.1.3 Confidential Information previously disclosed by either Party to the other Party and presently in the possession of the other Party shall be deemed to have been disclosed under this Section.

      8.1.4 Confidential Information shall not include information that is or becomes publicly known through no wrongful act of the recipient or is received from a third party free to disclose it without obligation to the owner.

      8.1.5 The Parties agree that the obligations hereunder are necessary and reasonable in order to protect the other Party's business, and expressly agree that monetary damages would be inadequate to compensate the other Party for any breach by such Party of any covenants and agreements set forth herein. Accordingly, the Parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other Party and that, in addition to any other remedies that may be available in law, in equity or otherwise, the other Party shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach, without the necessity of proving actual damages.

      8.1.6 The rights and obligations set forth in this Section 8.1 shall continue until such time as the Confidential Information is made publicly known and generally available through no act or omission of the receiving party.

8.2 SERVICE MARKS. Subject to the terms and conditions of this Agreement, DI grants to Partner a limited, non-exclusive, personal, non-transferable and royalty-free right and license to use the DI Marks in the form provided by DI, both in word and design form, solely in connection with activities which are designed to promote and support the DI Services hereunder. Subject to the terms and conditions of this Agreement, Partner grants to DI a limited, non-exclusive, personal, non-transferable and royalty-free right and license to use the Partner Marks in the form provided by Partner, both in word and design form, solely in connection with activities which are designed to promote and support the DI Services hereunder. The Parties agree to use the marks only in accordance with this Agreement.

                                   ARTICLE IX

                           WARRANTIES AND LIMITATIONS

9.1 WARRANTIES. Each Party represents and warrants to the other Party hereto that such Party has the full power to enter into this Agreement, to carry out its obligations under this Agreement, and to grant or accept, respectively, the appointments, rights and licenses granted hereunder.

            Additionally, Partner represents and warrants that:

            (i) The Partner Materials are and at all times will remain complete, accurate and current;

            (ii) The Partner Materials, Partner System, Partner Interface, and the Testing Environment, and all components thereof, do not and will not infringe any third party's intellectual property, confidentiality or privacy rights; and

            (iii) The Partner Materials, Partner System, Partner Interface, and
                  the Testing Environment, and all components thereof, do not and will not violate any law, regulation or statute in the applicable jurisdiction.

9.2 SERVICES WARRANTIES. As between DI and Partner, DI shall be solely responsible for performing all actions and accepting liability arising from any DI Services provided by DI, and all warranties, if any, for the DI Services shall run directly from DI to DI Customers.

9.3 NO WARRANTIES ON BEHALF OF DI. In no event shall Partner make any representation, guarantee or warranty concerning the DI Services except as expressly authorized in writing by DI. DI MAKES NO WARRANTIES OR CONDITIONS TO PARTNER, EXPRESS, STATUTORY, IMPLIED, OR OTHERWISE, AND DI SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.4 LIMITATION OF LIABILITY. EXCEPT FOR ANY LIABILITY ARISING UNDER SECTION 8.1, IN NO EVENT SHALL DI'S LIABILITY ARISING OUT OF THIS AGREEMENT EXCEED THE TOTAL AMOUNT OF MONTHLY FEES PAID TO PARTNER BY DI HEREUNDER DURING THE CALENDAR YEAR PRECEDING COMMENCEMENT OF THE ACTION GIVING RISE TO SUCH LIABILITY. IN NO EVENT WILL DI BE LIABLE TO PARTNER OR
      ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA OR OTHER PECUNIARY LOSS), IN CONNECTION WITH OR ARISING OUT OF THE FURNISHING, PERFORMANCE OR USE OF THE INTERFACE, SOFTWARE OR SERVICES, WHETHER BASED UPON CONTRACT, TORT OR ANY OTHER LEGAL THEORY, INCLUDING NEGLIGENCE, EVEN IF DI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF
      THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

                                    ARTICLE X

                                 INDEMNIFICATION

10.1 BY DI. DI shall defend and/or settle any claims, suits, actions or proceedings (collectively, a "Claim") brought by any third party against Partner that allege: (i) a breach of any of DI's warranties in Article IX herein; (ii) that the DI Interface, the DI System or the Demo Software infringes their copyright, trademark or patent rights; or (iii) a breach of DI's obligations under Section 8.1 herein. DI's obligations under this
      Section 10.1 shall be subject to Partner providing DI with: (i) sole control of any Claim and any settlement negotiations; (ii) prompt written notice of the Claim; and (iii) full information and cooperation and reasonable assistance, at DI's expense (excluding compensation for time of personnel) in connection with the defense and/or settlement of the Claim. Subject to the foregoing, DI shall promptly pay any settlement or final judgment entered against Partner to the extent such settlement or judgment is based upon such a Claim. Notwithstanding any provision to the contrary stated herein, DI will not be liable for any infringement based on or a claim arising out of (a) a modification of the DI System, DI Services, DI Interface or the Demo Software; (b) a modification of the DI Marks or DI Technology by any party other than DI; or (c) the combination of the DI Marks or DI Technology with other software, items or processes not furnished by DI if such infringement or loss would have been avoided by the use of the DI Marks or DI Technology alone. NOTWITHSTANDING
      SECTION 8.1.5, THE FOREGOING OBLIGATIONS CONSTITUTE DI'S SOLE LIABILITY AND PARTNER'S SOLE REMEDY WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS RELATING TO THE DI SERVICES, DI TECHNOLOGY OR DI MARKS.

10.2 BY PARTNER. Partner shall defend and/or settle any claims, suits, actions or proceedings (collectively, a "Claim") brought by third parties against DI that allege: (i) a breach of any of Partner's warranties in Article IX herein; (ii) any claim arising out of Partner's representations or warranties regarding the DI Services other than those warranties expressly authorized in writing by DI; (iii) any other misrepresentations of Partner; or (iv) a breach of Partner's obligations under Article II, III, IV, or Section 8.1 herein. Partner's obligations under this Section 10.2 shall be subject to DI providing Partner with: (i) sole control of any Claim and any settlement negotiations; (ii) prompt written notice of the Claim; and (iii) full information and cooperation and reasonable assistance, at Partner's expense (excluding compensation for time of personnel) in connection with the defense and/or settlement of the Claim. Subject to the foregoing, Partner shall promptly pay any settlement or final judgment entered against DI to the extent such settlement or judgment is based upon such a Claim. Notwithstanding any provision to the contrary stated herein, Partner will not be liable for any infringement based on or a claim arising out of (a) a modification of the Partner
      Marks or Partner Materials by any party other than Partner; or (b) the combination of the Partner Marks or Partner Materials with other software, items or processes not furnished by Partner if such infringement or loss would have been avoided by the use of the Partner Marks or Partner Materials alone. NOTWITHSTANDING SECTION 8.1.5, THE FOREGOING OBLIGATIONS CONSTITUTE PARTNER'S SOLE LIABILITY AND DI'S SOLE REMEDY FOR MISREPRESENTATION OR INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS
      RELATING TO THE PARTNER MATERIALS OR PARTNER MARKS.

                                   ARTICLE XI

                                      TERM

11.1 TERM. This Agreement shall begin on the Effective Date and shall extend for an initial term of five (5) years. This Agreement shall automatically renew in three (3) year increments thereafter unless either Party serves written notice of non-renewal to the other no less than sixty (60) days prior to any renewal date of this Agreement. The initial term and any renewal term shall be referred to herein as the "Term."

11.2 TERMINATION FOR BREACH. Either Party shall have the right to terminate this Agreement by written notice if the other Party is in material breach of any terms of this Agreement and the breaching Party fails to remedy such breach within thirty (30) days after receipt of written notice of the breach from the non-breaching Party; provided, however, that either Party may immediately terminate this Agreement upon a material breach of any of the terms in Section 8.1.

11.3 RETURN OF MATERIALS. Upon the termination or expiration of this Agreement, Partner's appointment under this Agreement shall terminate. In that event, Partner shall immediately cease to use and shall either destroy or return to DI all promotional and advertising materials and all copies of the DI Interface or Demo Software in its possession.

11.4 EFFECT OF TERMINATION. The termination or expiration of this Agreement for reasons other than breach by Partner shall not affect Partner's rights to the Monthly Fees then-accrued and payable under Section 7.1; provided, however, that DI may offset and deduct from any or all amounts owed to Partner, the amount of its damages arising out of Partner's breach of this Agreement. Partner shall be solely responsible for all commitments and obligations incurred or assumed by Partner during the Term of this Agreement or thereafter to Partner Customers, and DI shall not be held responsible in any manner for such commitments, irrespective of any suggestion or recommendation with respect thereto by DI or any of its employees or representatives unless DI has expressly agreed in writing to assume the commitment or obligation.


                                   ARTICLE XII

                          GENERAL TERMS AND CONDITIONS

12.1 CHANGE. Partner shall promptly advise DI of any material changes in Partner's status, organization, personnel, and similar matters that may directly or indirectly impact the provision of DI Services to Fee Based Customers.

12.2 SURVIVAL. In the event of any termination or expiration, Articles VIII, X and the provisions of Sections 2.2.2, 2.3, 6.5.4, 11.3, 11.4 and 12.2 and any payment obligations incurred prior to the effective date of such expiration or termination, shall survive.

12.3 ARBITRATION. The Parties agree that, notwithstanding Section 8.1.5, all disputes arising out of this Agreement, the subject matter thereof, or related thereto shall be submitted to arbitration, which shall be the sole and exclusive means for resolution of such disputes and shall be final and binding upon the Parties. Any such arbitration shall be held in the City of Los Angeles, California or such other location as the Parties shall mutually agree upon, and shall be governed by the rules of the American Arbitration Association then in force. The dispute shall be resolved by one (1) arbitrator which is acceptable to both Parties. In the event that the Parties cannot agree upon a mutually acceptable arbitrator, either Party may request the American Arbitration Association to appoint an arbitrator pursuant to the required arbitrator's background criteria above and the Commercial Arbitration Rules. The arbitrator shall issue a reasoned award upon conclusion of the hearing.

12.4 INJUNCTIVE RELIEF. Pursuant to Section 8.1.5, either Party may obtain injunctive relief to remedy an actual or threatened unauthorized disclosure of Confidential Information or to remedy an actual or threatened unauthorized use of the Confidential Information, or other unauthorized use of proprietary rights, without first resorting to arbitration. Both Parties agree that such disclosures or use will cause damage to the owner of the information or right that cannot be adequately compensated through monetary damages and that injunctive relief may issue without proof of actual monetary damages.

12.5  NO THIRD PARTY BENEFICIARY RIGHTS. With the sole exception of Section
      8.1.2 herein, no provision of this Agreement is intended or shall be construed to provide or create any third party beneficiary right or any other right of any kind in any third party, including Partner Customer or DI Customer or a Fee Based Customer.

12.6 ASSIGNMENT. No Party may assign its rights or obligations hereunder without the written consent of the other Party, which consent shall not be unreasonably withheld.

12.7 PERFORMANCE EXCUSED. A Party shall be excused for a failure to perform hereunder to the extent that such failure is directly or indirectly caused by any occurrence commonly known as force majeure, including, without limitation, delays arising out of acts of God, acts or orders of a government, agency or instrumentality thereof, acts of public enemy (including terrorism), riots, embargoes, strikes or other concerted acts of workers (whether of the providing Party or other persons), casualties or accidents, deliveries of materials, transportation or shortage of cars, trucks, fuel, power, labor or materials, or any other causes, circumstances or contingencies within or without the United States of America, which are beyond the control of the service provider.

12.8 NOTICE. Any notice in connection with this Agreement shall be deemed duly given if mailed by prepaid registered or certified mail (return receipt requested) or sent via facsimile to the addressee at the address (and facsimile number) shown in the Signature Page below and shall be deemed received as noted on the return receipt. At any time each Party may specify a change of address by like notice.

12.9 GOVERNING LAW. The laws of the State of California shall govern this Agreement, without regard to the conflict of laws principles thereof.

12.10 SEVERABILITY. Any portion or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions or provisions hereof in such jurisdiction or, to the extent permitted by law, rendering that or any other portion or provision hereof invalid, illegal or unenforceable in any other jurisdiction.

12.11 MODIFICATIONS, AMENDMENTS OR WAIVERS. Except as otherwise provided herein, provisions of this Agreement may be modified, amended or waived only by a written document specifically identifying this Agreement and signed by a duly authorized executive officer of each of the Parties.

12.12 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between the Parties with respect to the subject matter hereof. Partner acknowledges that it has not been induced to enter this Agreement by any representations or statements, oral or written, not contained in this Agreement.

12.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered one and the same Agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by the duly exercised signatures set forth below.

Partner:                                DI:

Re: Member Data Services, Inc.          Digital Insight Corporation


Signed:                                 Signed:
        -------------------------               -------------------------

By:                                     By:
        -------------------------               -------------------------

Its:                                    Its:
        -------------------------               -------------------------

Date:                                   Date
        -------------------------               -------------------------


Address:                                Address:

re:  Member Data Services, Inc.         DI Corporation.
2720 Innovation Boulevard               26025 Mureau Road
Indianapolis, Indiana  46278-2721       Calabasas, CA  91302


Attn: Chief Executive Officer           Attn: Chief Executive Officer


Contact Information:                    Contact Information

Telephone:                              Telephone:
           -------------------------               -------------------------

Fax:                                    Fax:
           -------------------------               -------------------------

                                    EXHIBIT A


          1.   DI SERVICES AND MONTHLY FEES

I.   QUALIFYING PRODUCTS

With respect to Fee Based Customers, for each of the individual component products of the DI Services set forth below, Partner shall receive the stated percentage of the "net revenue"* of the monthly charges for each of the products described below.


          2.   Banking

   DI SALES                         DESCRIPTION
    CODE

    1005     AXIS Internet Banking Monthly Minimum


          3.   AXIS Internet Banking - Volume PRICING

   DI SALES                         DESCRIPTION
    CODE

    1005     Internet Banking Customer Access Monthly Fees 0-5000 active users
    1005     Internet Banking Customer Access Monthly Fees 5001-10000 active users
    1005     Internet Banking Customer Access Monthly Fees 10001-15000 active users
    1005     Internet Banking Customer Access Monthly Fees 15001-20000 active users
    1005     Internet Banking Customer Access Monthly Fees 20001-24000 active users
    1005     Internet Banking Customer Access Monthly Fees 24001-29000 active users
    1005     Internet Banking Customer Access Monthly Fees 29001-35000 active users
    1005     Internet Banking Customer Access Monthly Fees 35001-40000 active users
    1005     Internet Banking Customer Access Monthly Fees more than 40001 active users


                             AXIS LENDING - CONSUMER

   DI SALES                         DESCRIPTION
    CODE

    2511     Call Center: Alert List
    2516     Call Center: Pre Approval
    2524     Call Center Update Pre Approval/Alert
    2526     Call Center: Automated Decision
    2531     Call Center: Decision with Review
    2541     AnyTime Lender: Monthly Minimum
    2562     AnyTime Lender: Automated Decision
    2567     AnyTime Lender: Decision with Review
    2571     AnyTime Lender: Pre Approval
    2576     AnyTime Lender: Alert List

    2580     AnyTime Lender Update Pre Approval/Alert List
    2591     Desktop Lender: Automated Decision
    2592     Desktop Lender: Pre Approval
    2593     Desktop Lender: Alert List


                              AXIS CASH MANAGEMENT

   DI SALES                         DESCRIPTION
    CODE

    3005     AXIS Cash Management Monthly Minimum
    3010     AXIS Cash Management Per Company

                         AXIS ADVANCED TARGET MARKETING

  DI SALES                          DESCRIPTION
   CODE

   4511     ATM Application: ATM Plus Monthly Fee
   4516     ATM Application: ATM Premier Monthly Fee
   4518     ATM Application: ATM Survey Module Monthly Fee


II.  REVENUE SHARE OF MONTHLY FEES

     PLAN       DESCRIPTION                                     SHARE OF
                                                                MONTHLY
                                                                RECURRING
                                                                FEES

     Platinum   1) Partner exclusively promotes DI, can         10%
                support other providers to meet customer requirements; 2) has no internal product offering(s); and 3) supports the DI Interface


III. MISCELLANEOUS

* "Net Revenue" means the revenue actually received and recognized by DI for the ordinary monthly charges invoiced to a Fee Based Customer for the products and services described above, less any returns, credits, set-offs and other adjustments; does not include any upfront charges, pass-through expenses or extraordinary fees, such as one-time implementation fees, early termination fees or fees for telecommunication lines.

      THE PARTIES INTEND THAT EACH OF THE FOREGOING COMPENSATION ARRANGEMENTS BE STRUCTURED IN A MANNER THAT COMPLIES WITH APPLICABLE STATE AND FEDERAL LAWS. IN THE EVENT ANY OF THE PAYMENT COMPONENTS IS DECLARED NULL, VOID OR OTHERWISE UNENFORCEABLE BY OPERATION OF LAW, SUCH COMPONENT SHALL BE SEVERED FROM THIS AGREEMENT TO THE MINIMAL EXTENT NECESSARY, AND THE OTHER COMPONENTS SHALL OTHERWISE BE AND REMAIN IN FULL FORCE AND EFFECT.

                                    EXHIBIT B


          4.   LEAD REGISTRATION FORM

    Partner Information (required)

Partner Company Name:          Primary Contact/       Date            Date
                               Title:                 Submitted:      Closed:


Partner Street Address:        Partner Phone:         Partner Fax:


Partner City/State/Zip Code:   Partner Email:         Partner Sales Executive:


Prospect Information (required)

Financial Institution ("FI") Name:        DI Services: (Check all that apply)

Office Location & Primary Contact Name:  [ ] AXIStm Internet Banking
                                         [ ] Bill Payment - Metavante
Partner Sales Executive:                 [ ] Bill Payment - CheckFree
                                         [ ] AXIStm Cash Management
                                         [ ] AXIStm Advanced Target Marketing
                                         [ ] Other:
                                                      ------------------------

                                         Estimated Setup Fees to Digital Insight
                                         US$
                                             ---------------------------------

Engagement Information (required)

Brief description of Partner's project/contract with FI:


  [ ] DI approves this Lead Registration Form. This Lead Registration Form expires on the earlier of: (i) the Effective Date of the Fee Based Customer MSA between DI and the FI; or (ii) six (6) months following the Date Submitted written above. Thereafter, DI is free to approach the FI regarding a direct sale of any DI Services.

  [ ]  DI rejects this Lead Registration Form.

  Acceptance Acknowledgement

  Partner Alliance Manager:               Signature and Date:

                                  EXHIBIT H

                         CREDIT CARD SERVICES ASSETS


                                     ViFi

                                Card Services



         EQUIPMENT

         Arksys software

         Software ITM System

         Data for AS400

         AS 400

         AS 400 Software

         IBM tape drive





         OTHER EQUIPMENT (A PORTION FOR CARD SERVICES)

         Adtran communication device

         Communication equipment

         P.C.'s

         Racks

         UPS

         Firewall

         Routers

         Cubicles, etc.



         OTHER ASSETS

         Current customer contracts (Service agreements)